Exhibit 10.47
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT,
MARKED BY [***], HAS BEEN OMITTED BECAUSE XENCOR, INC.
HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND
(II) WOULD LIKELY CAUSE COMPETITIVE HARM TO
XENCOR, INC. IF PUBLICLY DISCLOSED.

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AMENDED AND RESTATED
COLLABORATION AND LICENSE AGREEMENT
BY AND BETWEEN,
on the one hand,
XENCOR, INC.,

AND,
on the other hand,
GENENTECH, INC.
AND
F. HOFFMANN-LA ROCHE LTD,
EFFECTIVE AS OF JUNE 1, 2024

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COLLABORATION AND LICENSE AGREEMENT
This Amended and Restated Collaboration and License Agreement (“Agreement”) is effective as of June 1, 2024 (the “Royalty Conversion Effective Date”), by and between, on the one hand, Xencor, Inc., a Delaware corporation, having its principal place of business at 465 North Halstead Street, Suite 200, Pasadena, CA 91107 (“Xencor”), and, on the other hand, Genentech, Inc., a Delaware corporation, having its principal place of business at 1 DNA Way, South San Francisco, California 94080 (“GNE”), and F. Hoffmann-La Roche Ltd, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“Roche”) (GNE and Roche, collectively, “Genentech”). Xencor and Genentech are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Background
WHEREAS, Xencor is a biotechnology company that is engaged in research and development of pharmaceutical products.
WHEREAS, Genentech is a biopharmaceutical company that is engaged in the research, development, manufacture and sale of pharmaceutical products.
WHEREAS, Genentech and Xencor wish to conduct research and development activities on the terms set forth herein to enable the commercialization of Collaboration Products.
WHEREAS, Genentech desires to obtain an exclusive license and other rights from Xencor to research Collaboration Constructs and develop and commercialize Collaboration Products, and Xencor agrees to grant Genentech such an exclusive license and other rights in accordance with the terms and conditions set forth below.
WHEREAS, Genentech and Xencor entered a Collaboration and License Agreement (the “Original Agreement”) on February 4, 2019 (the “Execution Date”), which became effective as of March 8, 2019 (the “Effective Date”) and was amended by the First Amendment to the Original Agreement (the “First Amendment”) made as of March 10, 2021 (the “Amendment Effective Date”) and the Second Amendment to the Original Agreement (the “Second Amendment”) made as of June 30, 2021;
WHEREAS, on June 27, 2023, Xencor provided a Royalty Conversion Notice to Genentech pursuant to Section 8.4.3 of the Original Agreement, and as a result, the Parties now desire to amend and restate the Original Agreement, as provided herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Genentech and Xencor hereby agree as follows:
ARTICLE 1
DEFINITIONS
Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.

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1.1“Accounting Standard” means, with respect to a given Party, its Affiliate, or its sublicensee, either the (a) International Financial Reporting Standards (IFRS) or (b) United States generally accepted accounting principles (GAAP), in either case, as currently used at the applicable time by, and as consistently applied by, such applicable Party or its Affiliate or sublicensee.
1.2“Act” is defined in Section ARTICLE 1.
1.3“Affiliate” means any person that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, a Party. For purposes of this Section 1.3, “control” means (i) the direct or indirect ownership of more than fifty percent (50%) of the voting stock or other voting interests or interest in the profits of the Party or (ii) the ability to otherwise control or direct the decisions of the board of directors or equivalent governing body thereof. Notwithstanding the foregoing, for purposes of this Agreement, each of Chugai Pharmaceutical Co., Ltd (“Chugai”), Foundation Medicine, Inc., a Delaware corporation (“FMI”), and Flatiron Health Inc., a Delaware corporation (“Flatiron”), and all business entities directly or indirectly controlled by Chugai or FMI or Flatiron, shall not be considered Affiliates of Genentech, unless and until Genentech elects to include one or more of such business entities as an Affiliate of Genentech, by providing written notice to Xencor of such election.
1.4“Alliance Manager” is defined in Section 2.1.
1.5“Annual Net Sales” means, with respect to a Collaboration Product, all Net Sales of such Collaboration Product during a Calendar Year.
1.6“Applicable Law” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time, including any updates and amendments thereto.
1.7“Arbitrator” is defined in Section 8.11.
1.8“Authorized CDMO” is defined in Section 15.4.
1.9“Business Day” means a day, other than a Saturday, Sunday or day on which commercial banks located in California, United States are authorized or required by Applicable Law to close.
1.10“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.
1.11“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.12“Cessation Notice” is defined in Section 15.2.4(a).
1.13“CGL” is defined in Section 14.6.1(a).

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1.14“Change in Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent greater than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business.
1.15“Change in Control Notice” is defined in Section 17.15.
1.16“Claims” is defined in Section 14.1.
1.17“Class of Agents” means (i) all pharmaceutical products that intentionally and specifically bind the same Target, or all of the same Targets if such product intentionally and specifically binds multiple Targets, as a (a) Targeted Collaboration Construct that is Researched or Developed under a Research Plan or the GDP or (b) Combination Agent, and (ii) [***] (collectively and as a class unto themselves) as a Combination Agent. [***].
1.18“Clinical Data” means, with respect to any Collaboration Product and any other drug included in the applicable Clinical Study, all information that is made, collected or otherwise generated pursuant to a Clinical Study under this Agreement, including real world data (claims data); baseline biomarker data; demographic, medical and histology data; immune monitoring data; and outcomes data (including safety, pharmacodynamics, activity and efficacy) with respect thereto.
1.19“Clinical Study” means any and all tests and studies in human subjects that are required by Applicable Law, or otherwise requested or recommended by the Regulatory Authorities, to obtain, maintain or expand Regulatory Approvals for a Collaboration Product for an Indication, including Post-Approval Commitments, safety / efficacy studies, and pharmacoeconomic studies or Marketing Studies.
1.20“CMC” means Chemistry, Manufacturing, and Controls information required by Applicable Law to be included or referenced in, or that otherwise support, an IND or Marketing Approval Application.
1.21“Code” means the Internal Revenue Code of 1986, as amended.
1.22“Collaboration” means the collaboration of the Parties with respect to the Research, Development, or Commercialization of Collaboration Constructs and Collaboration Products, as and to the extent set forth in this Agreement.
1.23“Collaboration Construct” [***].
1.24“Collaboration Product” means any product containing or comprising a Collaboration Construct. For clarity, a Collaboration Product does not include a Combination Agent.
1.25“Combination Agent” means a chemical, biologic or other agent [***] that is being developed or commercialized for use in combination with a Collaboration Product, whether or not co-formulated or being developed or commercialized with one or more products other than a Collaboration Product. [***].

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1.26“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Collaboration Product, including activities related to marketing, promoting, distributing, and importing such Collaboration Product. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.
1.27“Commercially Reasonable Efforts” [***].
1.28“Competitive Change in Control” means a Change in Control of Xencor involving one of the top twenty (20) biotechnology or pharmaceutical companies by sales revenue in the immediately preceding Calendar Year as of the effective date of such Change of Control.
1.29“Compulsory Sublicense” means a sublicense granted to a Third Party, through the order, decree or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to manufacture, use, sell, offer for sale, import or export a Collaboration Product in any country in the world for free or for a reduced cost.
1.30“Compulsory Sublicensee” means a Third Party that was granted a Compulsory Sublicense.
1.31“Conduct” means, with respect to any Clinical Study, to (a) sponsor or conduct, directly or indirectly through an Affiliate or Third Party, such Clinical Study; or (b) provide to an Affiliate or Third Party funding for, or clinical supplies for use in, such Clinical Study.
1.32“Confidential Information” means proprietary Know-How (of whatever kind and in whatever form or medium, including copies thereof), tangible materials or other deliverables (a) disclosed by or on behalf of a Party in connection with this Agreement, whether prior to or during the Term and whether disclosed orally, electronically, by observation or in writing, or (b) created by, or on behalf of, either Party and provided to the other Party, or created jointly by the Parties, in the course of performing under this Agreement. For the avoidance of doubt, “Confidential Information” includes (i) Know-How regarding such Party’s research, development plans, clinical trial designs, preclinical and clinical data (including Clinical Data), technology, products, business information or objectives and other information of the type that is customarily considered to be confidential information by entities engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement, (ii) information relating to any Collaboration Construct or Collaboration Product (including clinical trial data, Regulatory Materials, Regulatory Data and commercialization information); and (iii) Xencor Know-How, Genentech Know-How and Program Know-How. For clarity, Confidential Information includes Program Confidential Information.
1.33“Contract Manufacturing Organization” or “CMO” means any Third Party contract manufacturer with which Genentech or any of their Affiliates or Xencor or its Affiliates contracts for the Manufacture of any Collaboration Construct or Collaboration Product.
1.34“Control” or “Controlled by” means the rightful possession by a Party, as of the Effective Date or throughout the Term, of the ability to grant a license, sublicense or other right to exploit, as provided herein, without violating the terms of any agreement with any Third Party.
1.35“Cost of Manufacture” means:
1.1.1When a Party Manufactures directly, the sum of: (a) the cost (as defined in each Party's Accounting Standards consistently applied) to Manufacture a Collaboration Product to the extent included pursuant to ARTICLE 7 of the Agreement, including items such as cost of materials, yield and waste levels, direct labor, etc.; (b) any additional
v

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applicable overhead, including items such as costs that relate to that Party's supervisory, occupancy, facility and equipment, etc., as calculated according to and consistent with each Party's internal policies; (c) other such costs burdened to the product due to Manufacturing (including inventory write-offs and excess capacity charges); and (d) the actual costs associated with the technology transfer to a Third Party manufacturer to enable Manufacturing of that product, including without limitation any upfront and milestone based payments and startup costs associated therewith. All Cost of Manufacture shall be consistently applied to the product for ongoing clinical trials and commercialization.  Cost of Manufacture shall exclude any intercompany profit or mark-up of costs by an Affiliate to the Parties.
1.1.2When a Party uses a Third Party Manufacturer, the amount actually paid to (and not reimbursed by) each such Third Party Manufacturer, including FTE costs associated with overseeing any Third Party Manufacturer.
1.36“Covered by” or “Covers,” or the like, means, with respect to a given Collaboration Product or Collaboration Construct, that the manufacture, use, sale, offer for sale, import or other Exploitation of such Collaboration Product or Collaboration Construct, but for ownership of, or a license granted in this Agreement under, a relevant Patent would infringe a Valid Claim of such Patent in the relevant country on the relevant date. The Parties acknowledge and agree that the defined term “Covers” is solely used in Sections 1.134, 8.3 (including the subsections thereof) and 10.9.3 and undefined use of “cover” throughout is intentional.
1.37“Create Act” is defined in Section 10.6.
1.38“Data Package” is defined in Section 15.3.7(a).
1.39“Develop” or “Development” means all development activities, other than Research, for a Collaboration Construct or the associated Collaboration Product that are directed to obtaining Marketing Approval(s) of such Collaboration Product, including all non-clinical, preclinical and clinical activities, testing and studies of such Collaboration Product performed after the date of the [***]; manufacturing development, process and formulation development; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies; distribution of such Collaboration Product for use in Clinical Studies (including placebos and comparators); statistical analyses; and the preparation, filing and prosecution of any MAA or IND for such Collaboration Product; development activities directed to label expansion (including prescribing information) or obtaining Marketing Approval for one or more additional Indications following initial Marketing Approval; development activities conducted after receipt of Marketing Approval which were a condition for the receipt of such Marketing Approval; and pharmacoeconomic studies relating to the Indication for which such Collaboration Product is being developed; in each case above, including investigator- or institution-sponsored studies for which a Party is providing material or assistance or otherwise has written obligations to such investigator or institution; and all regulatory activities related to any of the foregoing.
1.40“Development Activities” means all Development performed after the [***]for a Collaboration Construct and the associated Collaboration Product under the GDP, in each case in accordance with the GDP or other applicable plan approved (with respect to the GDP) or reviewed by the JDC (other than Research activities under the Research Plan).
1.41“Disclosure” is defined in Section 12.1.1.
1.42“Dispute(s)” is defined in Section 16.1.

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1.43“Dollar” or “$” means U.S. dollars.
1.44[***] for such Collaboration Construct or Collaboration Product.
1.45“Effective Date” is defined in the preamble hereto.
1.46“[***] Combination Agent” means any [***].
1.47“Excluded Patents” means (i) the U.S. patents listed on Exhibit A hereto; (ii) any U.S. patent issuing at any time from a patent application to which any patent listed on Exhibit A claims priority; (iii) any U.S. patent issuing at any time from a divisional, continuation, or continuation-in-part of a patent application to which any patent listed on Exhibit A claims priority; (iv) all reissues, reexaminations, and extensions of any of the foregoing (i), (ii), and (iii); and (v) all non-U.S. patents and non-U.S. patent applications, and all extensions thereof (for example, any Supplementary Protection Certificate).
1.48“Execution Date” is defined in the preamble hereto.
1.49“Exploitation” means the act of exploiting a molecule, construct, product, agent, or process.
1.50“EU” or “European Union” means the member states of the EU, or any successor entity thereto performing similar functions.
1.51“Fc Domain” [***].
1.52“FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.
1.53“Field” means all uses in all fields without limitation.
1.54“First Commercial Sale” means, with respect to a Collaboration Product and a Territory, the first invoiced sale for monetary value for use or consumption by the end user of such Collaboration Product in such Territory after Regulatory Approval for such Collaboration Product has been obtained in such Territory. Sales prior to receipt of Regulatory Approval for such Collaboration Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.
1.55“FTE” means, with respect to a person, the equivalent of the work of one (1) employee full time for one (1) year (consisting of 1,880 hours per Calendar Year (excluding vacations and holidays)), or such other period as may be prescribed by Applicable Law, on a country-by-country basis.  Overtime, work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution.
1.56“FTE Costs” means, with respect to a Party for any period, the FTE rate assessed consistent with internal Accounting Standards multiplied by the applicable number of FTEs of such Party performing the applicable activities during such period multiplied by the applicable percentage of time such FTEs have performed the applicable activities during such period.
1.57“Fv Domain” means an antigen binding region of an antibody comprising one or more complementarity-determining regions (CDRs) that bind one or more Targets.
1.58“Genentech” is defined in the preamble hereto.

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1.59“Genentech Core Inventions” means those Patents as of the Effective Date or during the Term and all Know-How first developed, conceived, or reduced to practice under or in connection with this Agreement, whether by on behalf of employee(s), agent(s) or consultant(s) [***] first (as between the Parties) developed, conceived or otherwise Controlled by Genentech.
1.60“Genentech Indemnitee” is defined in Section 14.1.
1.61“Genentech IP” means, individually and collectively, Genentech Know-How, Genentech Patents, and Patents within Genentech Core Inventions.
1.62“Genentech Know-How” means the Know-How Controlled by GNE as of the Effective Date or during the Term that is reasonably necessary to Research, Develop, Manufacture or Commercialize any Collaboration Construct or Collaboration Product. Genentech Know-How includes (a) all Know-How within the Program IP Controlled by GNE [***] and (b) Genentech Non-PD1 Component Know-How.
1.63“Genentech Non-Collaboration PD1/IL-15 Patents” means Patents that (a) do not claim a Collaboration Construct or Collaboration Product, (b) disclose or claim PD1 Component Know-How or IL-15 Component Know-How and, (c) except for PD1 Component Know-How or IL-15 Component Know-How, (i) do not disclose or claim Program Know-How and (ii) disclose or claim Know-How first developed, conceived, or reduced to practice by Genentech or its Affiliates (whether alone or in collaboration with a Third Party) independently of Xencor and, for clarity, not under a Research Plan.
1.64“Genentech Non-PD1 Component IP” means Genentech Non-PD1 Component Patents and Genentech Non-PD1 Component Know-How.
1.65“Genentech Non-PD1 Component Know-How” means Know-How that relates solely to a Non-PD1 Component (including any improvements thereto, whether by on behalf of employee(s), agent(s) or consultant(s) of Xencor or Genentech or either of their Affiliates, individually or jointly) that was first introduced to the Collaboration by Genentech and included in a Research Plan approved by the JRC (as defined in the Original Agreement).
1.66 “Genentech Non-PD1 Component Patents” means Patents including Non-PD1 Component Claims that cover Genentech Non-PD1 Component Know-How, but not including Patent claims that (i) cover Collaboration Constructs or Collaboration Products and (ii) explicitly recite IL-15.
1.67 “Genentech Patents” means those Patents Controlled by GNE or its Affiliates as of the Effective Date or during the Term that are reasonably necessary to Research, Develop, Commercialize or Manufacture any Collaboration Construct or Collaboration Product. Genentech Patents excludes (a) jointly owned Program Patents and (b) Patents within Genentech Core Inventions.
1.68“Genentech Product Patent” means a Patent within the Genentech Patents that was filed prior to the Effective Date that solely claims a Collaboration Construct or solely claims a Collaboration Product.
1.69“Generic Product” means with respect to a Collaboration Product in a particular regulatory jurisdiction, (i) any pharmaceutical product that (a) contains the same Collaboration Construct (or equivalent as determined by the relevant Regulatory Authority) contained in such Collaboration Product as an active ingredient (or part thereof), (b) whose Regulatory Approval application is approved in such country by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior

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approval) of such Collaboration Product, including any product authorized for sale (1) in the United States pursuant to Section 505(j) of the FD&A Act (21 U.S.C. 355(j)), (2) in the EU pursuant to a provision of Article 10(1), 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (3) in any other country or jurisdiction pursuant to all equivalents of such provisions, and (c) that is approved for commercial sale in such country and sold by a (1) Third Party that is not Genentech, its Affiliate or sublicensee and that has not otherwise been authorized, directly or indirectly, by Genentech to market and sell such product or (2) Compulsory Sublicensee, or (ii) such Collaboration Product, upon such Collaboration Product becoming eligible for drug price negotiation under the Inflation Reduction Act of 2022, as amended from time to time (such Collaboration Product, as described in (ii), an “IRA Subject Product”).
1.70 “Global Development Plan” or “GDP” means that certain Development plan setting forth in reasonable detail specific Clinical Studies and other Development Activities to be performed with respect to Collaboration Product(s), which plan allocated responsibility for such Clinical Studies and Development Activities between the Parties on a Collaboration Product-by-Collaboration Product basis prior to the Royalty Conversion Effective Date.
1.71“GNE” is defined in the preamble hereto.
1.72“ICH Guidelines” means guidelines set by International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.
1.73“IL-15” means the human IL-15 protein as identified by UniProt# P40933, and any natural and non-natural amino acid sequence variants and fragments thereof.
1.74“IL-15 Component” means any IL-15 having one or more [***].
1.75“IL-15 Component Know-How” means Know-How that relates to the IL-15 Component and is introduced, developed, conceived, or reduced to practice by or on behalf of, Genentech or Xencor solely or jointly in the course of conducting activities pursuant to a Research Plan.
1.76“IL-15 Sushi Domain” means the human IL-15 receptor alpha sushi domain as identified by UniProt# Q13261, and any natural and non-natural amino acid sequence variants and fragments thereof.
1.77“IND” means an investigational new drug application filed with the FDA pursuant to 21 CFR Part 312 before the commencement of clinical trials of a product, or any comparable filing with any relevant regulatory authority in any other jurisdiction.
1.78“Indemnified Party” is defined in Section 14.3.
1.79“Indemnifying Party” is defined in Section 14.3.
1.80“Initial Targeted Collaboration Construct” [***].
1.81“Initial Targeted Collaboration Product” means any product containing or comprising an Initial Targeted Collaboration Construct. For clarity, an Initial Targeted Collaboration Product does not include a Combination Agent.
1.82“Initiation” or “Initiate” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study.

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1.83“Indication” means any separately defined, well-categorized class of human disease, syndrome or medical condition for which a separate MAA may be filed with a Regulatory Authority. Each different tumor type or a different hematological malignancy as classified by cell lineage (e.g., acute lymphoblastic leukemia is a different Indication from chronic myelogenous leukemia) shall be a separate Indication; however each different line of therapy or subpopulation of patients for a particular tumor type or hematological malignancy will not be considered a separate Indication (e.g., [***]). For clarity, [***] will not be considered separate Indications and [***] will not be considered separate Indications.
1.84“Inventorship” is defined in Section 10.5.
1.85“Know-How” means all information, inventions (whether or not patentable), improvements, practices, formula, trade secrets, techniques, methods, procedures, knowledge, results, test data (including pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information and test data, related reports, structure-activity relationship data and statistical analysis), analytical and quality control data, protocols, processes, models, designs, and other information regarding discovery, development, marketing, pricing, distribution, cost, sales and manufacturing. Know-How shall not include any Patents.
1.86 “Losses” is defined in Section 14.1.
1.87“Major European Countries” means France, Germany, Italy, Spain, and the United Kingdom.
1.88“Manufacture” or “Manufacturing” means all operations in the manufacture, receipt, incoming inspections, storage and handling of materials, manufacture, processing, formulation, filling, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), shipping and release of Collaboration Constructs and Collaboration Products.
1.89“Marketing Approval Application” or “MAA” means BLA, sBLA, NDA, sNDA and any equivalent thereof in the United States or any other country or jurisdiction in the world. As used herein: “BLA” means a Biologics License Application and amendments thereto filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. § 600 et seq., for FDA approval of a Collaboration Product and “sBLA” means a supplemental BLA; and “NDA” means a New Drug Application and amendments thereto filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. § 314 et seq., for FDA approval of a Collaboration Product and “sNDA” means a supplemental NDA.
1.90“Marketing Authorization” means final Regulatory Approval (excluding pricing approval) required to sell one or more Collaboration Products for a disease or condition in accordance with the Applicable Laws of a given country. In the United States, its territories and possessions, Marketing Authorization means approval of a New Drug Application, Biologics License Application or an equivalent by the FDA. In Japan, Marketing Authorization means marketing approval (seizo hanbai shonin) by the Ministry of Health, Labour, and Welfare. In the European Union, Marketing Authorization means marketing authorization granted by the European Commission pursuant to the centralized approval procedure or by a national competent authority in the European Union pursuant to the mutual recognition or other national approval procedure.
1.91“Marketing Study” means a human clinical study of a Collaboration Product conducted following Initiation of a Pivotal Study for such Collaboration Product that is not required for receipt of Marketing Authorization (whether such human clinical study is conducted prior to or after receipt of such Marketing Authorization) and is not a Post-Approval Commitment, but that
x

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may be useful in support of the post-Marketing Authorization Exploitation of such Collaboration Product.
1.92“Medical Affairs Activities” means, with respect to any country in the Territory, the coordination of medical information requests and field based medical scientific liaisons with respect to Collaboration Products, including activities of medical scientific liaisons, activities involving key opinion leaders, and the provision of medical information services with respect to a Collaboration Product.
1.93 “Net Sales” means, with respect to a Collaboration Product in a particular period, the amount calculated by subtracting from the Sales of such Collaboration Product for such period: (a) a lump sum deduction of [***]in lieu of those deductions that are not accounted for on a Collaboration Product-by-Collaboration Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (b) uncollectible amounts accrued during such period based on a proportional allocation of the total bad debts accrued during such period and not already taken as a gross-to-net deduction in accordance with the Accounting Standard in the calculation of Sales of such Collaboration Product for such period; (c) credit card charges (including processing fees) accrued during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the Accounting Standard in the calculation of Sales of such Collaboration Product for such period; and (d) government mandated fees and taxes and other government charges accrued during such period not already taken as a gross-to-net deduction in accordance with the Accounting Standard in the calculation of Sales of such Collaboration Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body. Notwithstanding the foregoing, solely for the purpose of calculating Net Sales under this Agreement, any discount on Collaboration Product sold to a Third Party shall be no greater, on a weighted-average percentage basis based on the gross selling price prior to discount, than the weighted-average percentage discount applied on any Combination Agent sold for use in combination with Collaboration Product to a Third Party for the applicable accounting period.
With respect to any sale of any Collaboration Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Collaboration Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Collaboration Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts at or less than Genentech’s Cost of Manufacture (whether actually existing or deemed to exist for purposes of calculation) for Collaboration Products distributed for use in Clinical Studies as consistently applied across Genentech’s portfolio. For clarity, the supply of Collaboration Product by Genentech to Xencor for a Xencor Study at a transfer price equal to the Cost of Manufacture plus [***] shall not be considered a Net Sale.
1.94“Non-PD1 Component” means the antigen binding domain (including the amino acid and nucleic acid sequences encoding it) of a Targeted Collaboration Construct or a Targeted Collaboration Product, in each case, that binds to a Target other than PD1, and including any and all forms of the antigen binding domain (e.g., scFv, Fv, antibodies).
1.95“Non-PD1 Component Claim” means a Patent claim that (i) covers Genentech Non-PD1 Component Know-How or Xencor Non-PD1 Component Know-How, but does not cover

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constructs comprising IL-15, and (ii) is filed (or updated) subsequent to approval of a Research Plan directed to the use of the Non-PD1 Component.
1.96“Non-targeted Collaboration Construct” [***].
1.97“Non-targeted Collaboration Product” means a product containing or comprising a Non-targeted Collaboration Construct.
1.98 “Party” or “Parties” is defined in the preamble hereto.
1.99“Patent(s)” means any and all patents and patent applications and any patents issuing therefrom or claiming priority to, worldwide, together with any extensions (including patent term extensions and supplementary protection certificates) and renewals thereof, reissues, reexaminations, substitutions, confirmation patents, registration patents, invention certificates, patents of addition, renewals, divisionals, continuations, and continuations-in-part of any of the foregoing.
1.100“Patent Costs” is defined in Section 10.4.2(b).
1.101“Patent Infringement” is defined in Section 10.9.1.
1.102“PD1 Component” means an anti-human PD1 antigen binding domain (including any form, such as, e.g., scFv, Fv, antibodies) that binds to human PD-1 and contains (a) a variant variable heavy domain consisting of or comprising amino acid substitutions [***] (a “Variable Heavy Domain”) and (b) a variable light domain having the amino acid sequence of [***], or a variant thereof (e.g., a variant variable light domain consisting of or comprising amino acid substitutions [***]) (a “Variable Light Domain”).
1.103“PD1 Component Background IP” means Patents within Xencor family [***] and any Know-How disclosed or claimed therein specifically relating to a PD1 Component.
1.104“PD1 Component Know-How” means Know-How that relates to the PD1 Component (but excludes Know-How that solely relates to a Variable Light Domain not paired with a Variable Heavy Domain to form an antigen binding domain) and is introduced, developed, conceived, or reduced to practice by or on behalf of, Genentech or Xencor solely or jointly in the course of conducting activities pursuant to a Research Plan.
1.105[***]
1.106“Pharmacovigilance Agreement” has the meaning set forth in Section 5.3.
1.107“Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety of a Collaboration Product in healthy individuals or patients as described in 21 C.F.R. §312.21(a), or similar clinical study in a country other than the United States.
1.108“Phase II Clinical Trial” means a human clinical trial, for which the primary endpoints include a determination of dose ranges or a preliminary determination of efficacy of a Collaboration Product in patients being studied as described in 21 C.F.R. §312.21(b), or similar clinical study in a country other than the United States.
1.109“Phase III Clinical Trial” means a human clinical trial, the principal purpose of which is to demonstrate, or that actually winds-up demonstrating, clinically and statistically the efficacy and safety of a Collaboration Product for one or more Indications in order to obtain Marketing

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Approval of such Collaboration Product for such Indication(s), as further defined in 21 C.F.R. §312.21(c) or a similar clinical study in a country other than the United States. The term “Phase III Clinical Trial” also includes any human clinical trial that is intended to serve as a Pivotal Study for the Marketing Approval of the applicable Collaboration Product, even if officially designated as a Phase II Clinical Trial.
1.110“Pivotal Study” means a Clinical Study of a Collaboration Product that is designed to demonstrate, along with previously conducted studies, substantial evidence of its effectiveness and provide sufficient information to determine whether it is safe for use under conditions prescribed, recommended, or suggested in proposed labeling, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise.
1.111“Post-Approval Commitments” means a human clinical study for a Collaboration Product Conducted after Marketing Authorization of such Collaboration Product has been obtained from an appropriate Regulatory Authority due to a request or requirement of such Regulatory Authority.
1.112“Product Labeling” or “Product Label” means, with respect to a Collaboration Product in a country in the Territory, (a) the Regulatory Authority-approved prescribing information for such Collaboration Product for such country, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Collaboration Product in such country.
1.113“Product Trademark” means the Trademark(s) to be used for the Commercialization of Collaboration Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, the corporate names and any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).
1.114“Program Confidential Information” means any and all proprietary information or material, whether oral, visual, in writing or in any other form, created jointly by the Parties during the course of performing Development Activities (including all JDC (as defined herein and in the Original Agreement) activities), but excluding any such information or material that solely relates to one more or more (i) Xencor Core Inventions, which shall constitute the Confidential Information of Xencor (regardless of the Party initially disclosing the same), or (ii) Genentech Core Inventions, which shall constitute the Confidential Information of Genentech (regardless of the Party initially disclosing the same).
1.115“Program IP” means, individually and collectively, Program Know-How and Program Patents.
1.116“Program Know-How” means, any Know-How that is developed, conceived, or reduced to practice by or on behalf of, Genentech or Xencor: (i) solely or jointly in the course of conducting activities during the Research Term pursuant to a Research Plan, or (ii) solely or jointly in the course of conducting activities during the Term pursuant to the GDP, in each case of (i) and (ii), that relates solely to a Collaboration Construct or Collaboration Product, or (iii) [***].
1.117“Program Patents” means Patents (other than Genentech Non-Collaboration PD1/IL-15 Patents and Xencor Non-Collaboration PD1/IL-15 Patents) that cover any Program Know-How.
1.118“Proposed Study(ies)” has the meaning set forth in Section 4.2.1.

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1.119“Prosecution and Maintenance” means, with respect to a particular Patent, means all activities associated with the preparation, filing, prosecution and maintenance of such Patent, as well as supplemental examinations, re-examinations, reissues, applications for patent term adjustments and the like with respect to that Patent, together with the conduct of interferences, derivation proceedings, inter partes review, post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent.
1.120“Publication” means, with regard to public, external, or Third Party disclosure that pertains to a Collaboration Construct or Collaboration Product or the use of a Collaboration Construct or Collaboration Product, any (a) publication in a journal or periodical, (b) abstract to be presented to any audience, (c) presentation at any conference, including slides and texts of oral or other public presentations, or (d) other oral, written or electronic disclosure.
1.121“Quarterly IP Meeting” is defined in Section 10.7.
1.122“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals required for marketing or use of a Collaboration Product (including, without limitation, approvals of, BLAs, investigational new drug applications, pre- and post- approvals, and labeling approvals and any supplements and amendments to any of such approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Collaboration Products in a regulatory jurisdiction. In the United States, its territories and possessions, Regulatory Approval means approval of any Marketing Approval Application or equivalent by the FDA.
1.123“Regulatory Authorities” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Collaboration Products in the Territory.
1.124“Regulatory Data” means collectively all non-clinical data and Clinical Data, CMC data and other information, results, and analyses with respect to any Party’s Development activities.
1.125 “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Research a Collaboration Construct or Collaboration Product or Develop, or Commercialize a Collaboration Construct or Collaboration Product in the Field in a particular country or jurisdiction. “Regulatory Materials” includes any IND, MAA and Marketing Approval.
1.126“Research” or “Researched” means all research activities to discover, identify, characterize or optimize the Collaboration Constructs and all preclinical research on Collaboration Constructs or Collaboration Products, conducted prior to the date of the [***].
1.127“Research Plan” has the meaning set forth in the Original Agreement.
1.128“Research Program” means the activities conducted by the Parties pursuant to any and all Research Plans.
1.129“Research Target” has the meaning set forth in the Original Agreement.
1.130“Research Term” has the meaning set forth in the Original Agreement.

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1.131[***].
1.132“Royalty Conversion Effective Date” means June 1, 2024.
1.133“Royalty Term” means, on a country-by-country and Collaboration Product-by-Collaboration Product basis, the period commencing upon the date of the First Commercial Sale of such Collaboration Product in such country and ending on the later of (i) the expiry of the last Valid Claim Covering the use, sale, offer for sale or import of such Collaboration Product in the country of sale and (ii) the [***] anniversary of the First Commercial Sale of such Collaboration Product in such country.
1.134“Rules” is defined in Section 16.2.1.
1.135“Sale Transaction” is defined in Section 17.2.
1.136“Sales” means, with respect to a Collaboration Product in a particular period, the sum of clauses (a) and (b) below:
(a)the amount stated in the “Sales” line for such Collaboration Product in the externally published audited financial statements of F. Hoffmann-La Roche Ltd (Genentech’s ultimate parent company) for such period, or if no separate “Sales” line for such Collaboration Product exists in such externally published audited financial statements, then sales of such Collaboration Product that are reflected therein as part of any other line; and
(b)with respect to such Collaboration Product for such period by Genentech’s Third Party sublicensees and Genentech Affiliates’ Third Party sublicensees, as such amounts are reported to Genentech and its Affiliates in accordance with each sublicensee’s contractual terms and its then-currently used Accounting Standard, [***].
For clarity, the amount referenced in clause (a) above does not include any sales or other dispositions of the Collaboration Product between or among any of Genentech, its Affiliates, or its or their sublicensees (except to the extent such entity is the ultimate end user of the Collaboration Product). In addition, the amount referenced in clause (a) above does not includes any sales or other dispositions of the Collaboration Product by Genentech, its Affiliates or its or their sublicensees (i) as samples, (ii) for use in non-clinical or clinical studies, (iii) for use in any tests or studies reasonably necessary to comply with any applicable Law, or (iv) for another reasonable and customary use in the industry, in each case of (i) – (iv), inclusive, as long as such sale or disposition was made at or below the cost of supplying the Collaboration Product.
(c)In addition, the amount in clause (a) above reflects the gross invoice price at which the Collaboration Product was sold or otherwise disposed of by Genentech and its Affiliates to Third Parties (excluding the sales and dispositions noted above) in the applicable period reduced by gross-to-net deductions if not previously deducted from the amount invoiced, taken in accordance with the then-currently used Accounting Standard. By way of example, the gross-to-net deductions taken in accordance with the Accounting Standard as of the Effective Date include the following:
(i)credits, reserves or allowances granted for (1) damaged, outdated, returned, rejected, withdrawn or recalled Collaboration Product, wastage replacement, and short-shipments; (2) billing errors; and (3) indigent patient and similar programs (e.g., price capitation);
(ii)governmental price reductions and government mandated rebates;

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(iii)chargebacks, including those granted to wholesalers, buying groups and retailers;
(iv)customer rebates including cash sales incentives for prompt payment, cash and volume discounts; and
(v)taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Collaboration Product (excluding income and franchise taxes).
Except as may otherwise be set forth herein, Sales shall be calculated on an accrual basis in accordance with the then-currently used Accounting Standard.
In the event a Collaboration Product is sold for a single price in combination with one or more Combination Agents under this Agreement (as used in this definition of Sales, a “Combination”), then for each particular period and on a country-by-country basis, the gross amount invoiced for that Collaboration Product shall be calculated by multiplying the gross amount invoiced for such Combination by the fraction A/(A+B), where “A” is the gross amount invoiced for the Collaboration Product sold separately and “B” is the gross amount invoiced for the Combination Agent(s) sold separately. In the event that the Combination Agent(s) is not sold separately, then the gross amount invoiced for that Collaboration Product shall be calculated by multiplying the gross amount invoiced for the Combination by the fraction A/C, where “A” is the gross invoice amount for the Collaboration Product, if sold separately, and “C” is the gross invoice amount for the Combination. In the event that a particular Combination is not addressed by the foregoing, “Sales” of the Collaboration Product sold in a Combination shall be determined by the Parties in good faith for the purposes of calculating royalties that reflects a reasonable allocation to the portion of the Combination that is the Collaboration Product.
1.137“SEC” is defined in Section 12.1.2.
1.138“Separated PD1/IL-15 Component Patents” means Program Patents that (i) cover PD1 Component Know-How or IL-15 Component Know-How and (ii) are initially filed separately or separated out by way of continuation or divisional patent application from Patents claiming Collaboration Constructs or Collaboration Products.
1.139“Study Proposal” has the meaning set forth in Section 4.2.1.
1.140“Subsequent Targeted Collaboration Construct” [***].
1.141“Subsequent Targeted Collaboration Product” means any product containing or comprising a Subsequent Targeted Collaboration Construct. For clarity, Subsequent Targeted Collaboration Product does not include a Combination Agent.
1.142“Support Costs” means the FTE Costs incurred and any direct out-of-pocket costs or expenses paid or accrued, in accordance with the applicable Accounting Standards, by or on behalf of Xencor following the Royalty Conversion Effective Date that are specifically identifiable or reasonably allocable to Xencor’s support, requested by Genentech, for the Development (excluding Xencor Studies, which is addressed in Section 4.2) or Manufacturing of Collaboration Constructs or Collaboration Products or the obtaining or maintaining of Regulatory Approvals.
1.143“Target” means any protein, other than IL-15 or the IL-15 Sushi Domain, in each case as identified by one or more UniProt Identification #, including all splice variants, mutants, natural variants, and isoforms thereof reasonably associated with a UniProt Identification #.

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1.144“Targeted Collaboration Construct” means an Initial Targeted Collaboration Construct or a Subsequent Targeted Collaboration Construct.
1.145“Targeted Collaboration Product” means any product containing or comprising a Targeted Collaboration Construct. For clarity, Targeted Collaboration Product does not include a Combination Agent.
1.146“Tax” or “Taxes” is defined in Section 8.7.1.
1.147“Term” is defined in Section 15.1.
1.148“Termination Product” means, with respect to a termination of this Agreement with respect to a Collaboration Product, any such Collaboration Product [***] occurred prior to the effective date of such termination.
1.149“Termination Subject Matter” is defined in Section 15.3.1.
1.150“Territory” means worldwide.
1.151“Third Party” means any entity other than Xencor, GNE, and Roche or an Affiliate of any of the foregoing.
1.152“Third Party Fc License” is defined in Section 10.8.
1.153“Third Party Fc Royalty Payments” is defined in Section 10.8.
1.154“Third Party Infringement Claim” is defined in Section 10.10.1.
1.155 “Title 11” is defined in Section 15.2.3.
1.156“Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.
1.157“Transfer Agreement” is defined in Section 15.3.7(b).
1.158“U.S.” means the United States of America and its territories and possessions.
1.159“Valid Claim” means, with respect to a particular country, a claim of an issued and unexpired Patent in such country that has not been disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been finally abandoned, admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding.
1.160“VAT” means, in the EU, value added tax calculated in accordance with Council Directive 2006/112/EC and, in a jurisdiction outside the EU, any equivalent tax.
1.161“Xencor” is defined in the preamble hereto.
1.162“Xencor Approved CMOs” are:
(1)[***]

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(2)[***]
(3)[***]
(4)[***]
1.163“Xencor Core Inventions” means those Patents as of the Effective Date or during the Term and all Know-How first developed, conceived, or reduced to practice under or in connection with this Agreement, whether by on behalf of employee(s), agent(s) or consultant(s) [***] first (as between the Parties) developed, conceived or otherwise Controlled by Xencor.
1.164“Xencor Fc Patent Infringement” is defined in Section 10.9.1.
1.165“Xencor Fc Patents” means any and all Patents Controlled by Xencor as of the Effective Date or during the Term that cover an Fc Domain. For clarity, Xencor Fc Patents do not claim IL-15.
1.166“Xencor Fc Technology” means Xencor’s proprietary Fc Domain engineering platform covered by Xencor Fc Patents and Know-How Controlled by Xencor.
1.167“Xencor IND” is defined in Section 5.1.3.
1.168“Xencor IP” means, individually and collectively, the Xencor Know-How, Xencor Patents, Patents within Xencor Core Inventions, and Xencor Fc Patents.
1.169“Xencor Indemnitee” is defined in Section 14.2.
1.170“Xencor Know-How” means Know-How Controlled by Xencor or its Affiliates as of the Effective Date or during the Term that is reasonably necessary to Research, Develop, Manufacture or Commercialize any Collaboration Construct or Collaboration Product. Xencor Know-How includes (a) all Know-How within the Program IP Controlled by Xencor [***] and (b) Xencor Non-PD1 Component Know-How.
1.171“Xencor Non-Collaboration PD1/IL-15 Patents” means Patents that (a) do not claim a Collaboration Construct or Collaboration Product, (b) disclose or claim PD1 Component Know-How or IL-15 Component Know-How and, (c) except for PD1 Component Know-How or IL-15 Component Know-How, (i) do not disclose or claim Program Know-How and (ii) disclose or claim Know-How first developed, conceived, or reduced to practice by Xencor or its Affiliates (whether alone or in collaboration with a Third Party) independently of Genentech and, for clarity, not under a Research Plan.
1.172“Xencor Non-PD1 Component IP” means Xencor Non-PD1 Component Patents and Xencor Non-PD1 Component Know-How.
1.173“Xencor Non-PD1 Component Know-How” means Know-How that relates solely to a Non-PD1 Component (including any improvements thereto, whether by on behalf of employee(s), agent(s) or consultant(s) of Xencor or Genentech or either of their Affiliates, individually or jointly) that was first introduced to the Collaboration by Xencor and included in a Research Plan approved by the JRC (as defined in the Original Agreement).
1.174“Xencor Non-PD1 Component Patents” means Patents including Non-PD1 Component Claims that cover Xencor Non-PD1 Component Know-How, but not including Patent claims that (i) cover Collaboration Constructs or Collaboration Products and (ii) explicitly recite IL-15.

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1.175“Xencor Patents” means those Patents Controlled by Xencor or its Affiliates as of the Effective Date or during the Term that are reasonably necessary to Research, Develop, Commercialize or Manufacture any Collaboration Construct or Collaboration Product, including those Patents set forth in Exhibit C. Xencor Patents excludes (a) jointly owned Program Patents, (b) Patents included in Xencor Fc Patents, (c) Patents within Xencor Core Inventions, and (d) Patents that cover Fv Domains other than those specific to a Research Target.
1.176“Xencor Platform Product” means a construct containing Xencor Fc Technology that is not a Collaboration Construct.
1.177“Xencor Product Patent” means a Patent within the Xencor Patents that was filed prior to the Effective Date that solely claims a Collaboration Construct or solely claims a Collaboration Product.
1.178“Xencor Study” is defined in Section 4.2.1.
1.179“XmAb24306” [***].
1.180“XmAb24306 Product” means a product containing or comprising XmAb24306.
ARTICLE 2
GOVERNANCE
1.1Alliance Managers. Each Party has designated an individual to act as its primary business contact for matters related to this Agreement (such Party’s “Alliance Manager”). The Alliance Managers shall: (a) serve as the primary contact points between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) act as advocates for the Collaboration as a whole; and (d) facilitate the prompt resolution of any disputes. Each Party may replace its Alliance Manager at any time by notifying the other Party in writing (which may be by email).
1.2Joint Research Committee. The Joint Research Committee (as defined in the Original Agreement) is disbanded as of March 7, 2021.
1.3Joint Development Committee. The Joint Development Committee (as defined in the Original Agreement) is disbanded as of the Royalty Conversion Effective Date. If required in accordance with Section 4.2.4, the Parties shall re-establish a joint development team (the “Joint Development Committee” or the “JDC”), composed of [***] representatives of each Party that have knowledge and expertise in the development of constructs similar to the Collaboration Products, with at least one member from each Party having Development decision-making authority, to monitor the Development of Collaboration Products under Xencor Studies. The role of the JDC shall be to oversee, monitor, and discuss the Xencor Studies.
1.1.1Responsibilities of the JDC. The JDC shall be responsible for performing solely the functions described in Section 4.2.4.
1.1.2Decision Making. With respect to the decisions of the JDC, each Party shall have one (1) collective vote in all decisions, and the Parties shall attempt to make decisions by reaching unanimous agreement; provided, that the Parties acknowledge and agree that votes shall not be ratified until each Party has undertaken all necessary internal procedures and governance to provide a vote that such Party can implement. If, after reasonable discussion and good faith consideration of each Party’s view on a particular

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matter, the JDC cannot reach agreement within [***] after the date such matter was initially brought to a vote, then, the matter shall be referred for resolution to a VP/SVP Partnering at Genentech and the Chief Executive Officer at Xencor (or his or her designee) who shall promptly initiate discussions in good faith to resolve the disputed matter. If the disputed matter is not resolved by such executives within [***], or such longer period as the Parties agree, after the date the executives first meet to consider such disputed matter, Genentech shall, subject to Section 2.4.2, have final decision making authority.
1.1.3Meetings; Attendees; Agendas. Once established, the JDC shall meet at least once each Calendar Quarter (unless otherwise agreed by the Parties) so long as Xencor is conducting a Xencor Study. No later than [***] prior to any meeting of the JDC (or such shorter time period as the Parties may agree), the Parties will prepare and circulate an agenda for such meeting, provided however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JDC may meet in person or via teleconference, video conference, or the like, provided that at least one meeting per [***] shall be held in person, unless otherwise agreed by the Parties. Each Party shall bear the expense of its respective representatives’ participation in the JDC meetings. Each Party may invite a reasonable number of employees, consultants, or scientific advisors to attend the JDC meetings, provided that such invitees are bound by appropriate confidentiality obligations.
1.1.4Meeting Minutes. Genentech shall be responsible for keeping minutes of the JDC meetings that record in writing all decisions made, action items assigned or completed, and other appropriate matters. Meeting minutes shall be sent to both Parties promptly after a meeting for review, comment and approval by each Party.
1.1.5Term of JDC Operations. The JDC shall continue to exist until the completion of all Xencor Studies at which time it shall automatically cease operations, unless earlier disbanded by the Parties pursuant to mutual agreement.
1.4Limitations on Committee Authority.
1.1.1Authority of Committees. The JDC shall only have the powers expressly assigned to it in this ARTICLE 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.
1.1.2Limits on Decision Making. Notwithstanding anything herein to the contrary, no exercise of a Party’s final decision-making authority on any such matters may, (a) without the other Party’s prior written consent, result in a material decrease or increase in the other Party’s or its Affiliates’ obligations under this Agreement or require the other Party to perform additional activities not contemplated by this Agreement, (b) terminate, or amend the protocol associated with, any Xencor Study, once initiated, or (c) conflict with or amend this Agreement without both Parties’ prior written consent.
1.5Joint Project Team. All Joint Project Teams (as defined in the Original Agreement) are disbanded as of the Royalty Conversion Effective Date.
1.6Annual Reports. [***].

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ARTICLE 3
RESEARCH
1.1Research Program Term. The Research Program and Research Term concluded on [***]. For clarity, Genentech, its Affiliates, and sublicensees shall have the sole right to conduct Research activities in support of further Research and Development of Collaboration Constructs or Collaboration Products.
1.2Research Records. Each Party shall maintain complete, current and accurate records of all Research activities conducted by it hereunder (including under the Original Agreement), and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Research activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall maintain all laboratory notebooks for not less than the term of any Patent issuing therefrom. All records shall be maintained by the Parties, as appropriate, during the applicable Research Program and for at least [***] thereafter.
ARTICLE 4
DEVELOPMENT
1.1Development. Subject to Section 4.2 (Xencor Proposed Studies), Genentech (itself or through its Affiliates or sublicensees) shall have the sole and exclusive right, at its sole cost and expense, to Develop any and all Collaboration Products in the Territory. As between the Parties, subject to Section 4.2 (Xencor Proposed Studies), Genentech shall have sole decision-making authority over all Development matters for Collaboration Products. Genentech shall use Commercially Reasonable Efforts to Develop [***]. Genentech shall Conduct all Development of Collaboration Products in accordance with ICH Guidelines, Applicable Law and the requirements of any applicable Regulatory Authority(ies). Activities by Genentech’s sublicensees and Affiliates will be considered as Genentech’s activities under this Agreement for purposes of determining whether Genentech has complied with its obligations under this Section 4.1.
1.2Xencor Proposed Studies.
1.1.1Proposed Additional Clinical Studies. Xencor may, [***], provide Genentech’s Alliance Manager with a written proposal meeting the requirements of this Section 4.2.1 (“Study Proposal”) to propose a new Clinical Study under this Agreement (“Proposed Study”) for the Development of a Collaboration Product (a) in an Indication that is not being Developed by Genentech, or (b) regardless of Indication, in combination with a Combination Agent that is permissible pursuant to Sections 4.6.4(e)(i) and (ii) (other than with an [***] Combination Agent). Each such Study Proposal shall include a feasible clinical development plan from proof of concept through Regulatory Approval (if feasible, and otherwise through clinical proof of concept) for the indication or combination to which such Proposed Study is directed, consisting of [***]. Xencor shall provide the Study Proposal to Genentech, in sufficient detail to enable Genentech to assess whether to approve or reject such Proposed Study, at least [***] prior a meeting scheduled with Genentech to review such Proposed Study and present such Study Proposal to Genentech at such meeting. Genentech shall decide whether to approve or reject such Proposed Study in accordance with Section 4.2.2, which decision shall provided by notice to Xencor; provided, that the Parties may agree that additional information should be provided at a follow-up meeting scheduled with Genentech to review such Proposed Study prior to the decision being taken. Provided that the Proposed Study is approved by Genentech, Genentech shall have [***] from approval of the Proposed Study to notify Xencor in writing whether Genentech desires to conduct the Proposed Study. If Genentech approves the Proposed Study in accordance

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with Section 4.2.2, but Genentech elects not to conduct the Proposed Study, then Xencor shall have the right to conduct the Proposed Study in accordance with the requirements of Section 4.2.4 to the extent permitted pursuant to Section 4.2.3 (such Proposed Study, a “Xencor Study”).
1.1.2Criteria Applied to Approval or Rejection of Proposed Studies. Genentech may approve for any reason or reject a Proposed Study solely on one or more of the following criteria: (i) the Proposed Study will create a [***] (provided, that, this subclause (iii) shall only be effective until such time as the [***] patients administered, [***], the Collaboration Product included in the Proposed Study), or (iv) the Proposed Study will adversely or negatively impact in any material respect the Commercialization of any Collaboration Product. If Genentech rejects the Proposed Study based on reasonably supported consideration of the foregoing subclauses (i)-(iv), inclusive, then Genentech shall provide notice to Xencor thereof.
1.1.3Xencor’s Right to Conduct a Xencor Study. Xencor shall have the rights set forth in this Section 4.2.3 to conduct a Proposed Study that Genentech declines to conduct in accordance with Section 4.2.1, solely if (a) Xencor Initiates such Proposed Study within [***] (or such longer time as the Parties mutually agree in writing) of Genentech’s decision to not conduct such Proposed Study, (b) Xencor possesses safety reporting and other applicable infrastructure and personnel adequate to support such Proposed Study and share safety data with Genentech in a manner that enables Genentech’s compliance with any Regulatory Authority reporting requirements as set forth in the Pharmacovigilance Agreement, (c) Genentech has approved such Proposed Study pursuant to Section 4.2.2, (d) a Phase Ib or Phase II Clinical Trial by or on behalf of Genentech, its Affiliate or sublicensee for the relevant Collaboration Product has commenced, (e) the Proposed Study is not a Collaboration Product monotherapy study, and (f) the Proposed Study is not conducted in Japan. For clarity, if Genentech rejects a Proposed Study pursuant to Section 4.2.2, Xencor shall not have the right to conduct such Proposed Study.
1.1.4Xencor’s Conduct of Xencor Studies. If Xencor has the rights to conduct a Xencor Study in accordance with Section 4.2.3 and Xencor elects to conduct such Xencor Study, then the JDC shall be re-established in accordance with Section 2.3 for the sole purpose of overseeing Xencor Studies and Xencor shall conduct such Xencor Study according to the following terms and conditions:
(a)Xencor shall conduct such Xencor Study at Xencor’s sole cost and expense, unless otherwise agreed by the Parties (and without limiting Genentech’s obligations under Section 4.4 (as and to the extent applicable)).
(b)Xencor shall conduct such Xencor Study as the entity that takes responsibility for Initiating such Xencor Study under an IND held by Xencor.
(c)Such Xencor Study will be subject to oversight by the JDC, and Xencor shall (i) provide regular updates on the status and results of such Xencor Study to the JDC, including reporting the achievement of key Clinical Study and development milestones, and (ii) inform the JDC of any material changes to the Study Proposal (including study designs and protocols) for such Xencor Study. Genentech, through the JDC, shall be permitted to provide Xencor with comments on the development plans for such Xencor Study and on the conduct of the Xencor Study, and Xencor shall consider all such comments in good faith. Notwithstanding the foregoing, any modifications to the protocol for such Xencor Study that would (individually or collectively) constitute material deviations from the protocol in the Study Proposal originally presented to Genentech shall require the prior approval of the JDC. Examples of material deviations include any of the following circumstances:

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(i)as a result of the modifications to the protocol, the Xencor Study will [***],
(ii)as a result of the modifications to the protocol, the Xencor Study will [***],
(iii)as a result of the modifications to the protocol, the Xencor Study will [***], and
(iv)as a result of the modifications to the protocol, the Xencor Study [***].
(d)Xencor shall conduct such Xencor Study according to ICH Guidelines, Applicable Law and the requirements of any applicable Regulatory Authority(ies).
(e)Unless otherwise agreed to by the Parties, such Xencor Study may only involve an agent other than the Collaboration Product (as either a Combination Agent or comparator agent) in one of the following circumstances:
(i)If Xencor proposes to conduct a Xencor Study in which a Collaboration Product would be combined with or compared to an agent owned or Controlled by Xencor, then Xencor may pursue such combination with such agent if (A) the safety of such agent owned or Controlled by Xencor to proceed at proposed dose levels and durations has been demonstrated in a [***], and (B) such agent is either (1) already a Combination Agent in an ongoing or completed Clinical Study by or on behalf of Genentech, its Affiliate or a sublicensee or (2) in a given Class of Agents that is not then being Developed or Commercialized by or on behalf of Genentech, its Affiliate or a sublicensee as a Combination Agent.
(ii)If Xencor proposes to conduct a Xencor Study in which a Collaboration Product would be combined with or compared to one or more agents owned or Controlled by a Third Party, then Xencor may pursue such combination with such agent only if all of the following conditions are met: (A) such agent is either (1) a Combination Agent that is or was included in a Clinical Study of such Collaboration Product by or on behalf of Genentech, its Affiliate or sublicensee or (2) in a given Class of Agents that is not then being Developed or Commercialized by or on behalf of Genentech, its Affiliate or a sublicensee as a Combination Agent or (3) an [***] Combination Agent that is not under Development by Genentech, (B) such agent is commercially available and approved in the relevant Indication, (C) Xencor (and not the Third Party commercializing or Controlling such agent) conducts the combination clinical study using quantities of the Third Party's agent acquired by Xencor through one or more arm's length purchases on the open market, (D) Xencor does not share any data arising from such study or any Program Confidential Information with the Third Party, (E) Xencor does not share with such Third Party any Genentech Confidential Information or any Confidential Information of both Parties under this Agreement, (F) Xencor does not share with Genentech any confidential information of the Third Party owning or Controlling such agent, and (G) Xencor does not enter into any agreement with the applicable Third Party regarding either (x) the supply by such Third Party of its agent for such study or (y) the sharing of data arising from such study.
For clarity, Xencor shall not Initiate such Xencor Study as permitted hereunder until after execution of the Pharmacovigilance Agreement by both Parties pursuant to Section 5.3.

1.3Records and Reports.
1.1.1Each Party shall maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable

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Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its designated Development activities which shall record only such activities and shall not include or be commingled with records of activities other than such Development activities or Research activities hereunder. Such records shall be retained by the applicable Party for at least [***] after the termination of this Agreement, or for such longer period as may be required by Applicable Law.
1.1.2Each Party shall use reasonable efforts to keep the other Party informed of its Development activities and [***], at mutually agreed meetings, shall provide a reasonably detailed written report describing Development activities performed and results obtained since the prior written report.
1.4Use of Xencor Study Data. If Genentech elects to use any efficacy data (as opposed to safety data) arising out of a Xencor Study in support of the filing of an MAA, Genentech shall reimburse Xencor as follows:
1.1.1if the data was generated from a [***] Clinical Trial, Genentech shall reimburse Xencor for [***] of its costs and expenses incurred by or on behalf of Xencor to conduct such trial [***]; and
1.1.2if data was generated from a [***] Clinical Trial, then Genentech shall reimburse Xencor for [***] of its costs and expenses incurred by or on behalf of Xencor to conduct such trial [***].
1.1.3Xencor shall submit to Genentech an invoice setting forth in reasonable detail such costs and expenses to be reimbursed in accordance with the foregoing, which costs and expenses shall be specifically identifiable or reasonably allocable to the conduct of such trial as determined in accordance with the applicable Accounting Standard. Unless disputed, Genentech shall pay such invoice within [***] after receipt. In the event of any disagreement with respect to the calculation of such costs and expenses, any undisputed portion of such costs and expenses to be reimbursed will be paid in accordance with the foregoing timetable and the remaining, disputed portion will be paid within [***] after the date on which Xencor and Genentech, using good faith efforts, resolve the dispute. In addition, each Party will consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner.
1.5Compliance. Each Party shall perform or cause to be performed, any and all of the Development activities for which it is responsible in good scientific manner and in compliance with all Applicable Laws.
ARTICLE 5
REGULATORY
1.1Regulatory Activities.
1.1.1Except as set forth in this Section 5.1.1 and Section 5.1.3, Genentech (or its Affiliate or sublicensee) shall have the sole right and responsibility, at its cost and expense, to prepare and submit Regulatory Materials and to file for, obtain, and maintain Regulatory Approvals (including the setting of the overall regulatory strategy therefor) for Collaboration Products. During the [***] period following the Royalty Conversion Effective Date, if and to the extent requested by Genentech, Xencor shall provide up to [***] of consulting support for obtaining such Regulatory Approvals for the Collaboration Products, including providing information, documents or other materials (for clarity, including CMC-

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related information, documents or materials) required by Applicable Law for inclusion in or in support of Regulatory Materials. For clarity, Xencor’s costs in connection with the foregoing consulting support shall be Support Costs.
1.1.2Except as set forth in Section 5.1.3, all Regulatory Materials relating to the Collaboration Products shall be owned by, and shall be the sole property and held in the name of, Genentech or its designated Affiliate, sublicensee or designee. All Regulatory Approvals and Product Labeling relating to the Collaboration Products shall be owned by, and shall be the sole property and held in the name of, Genentech or its designated Affiliate, sublicensee or designee.
1.1.3If Genentech declines to conduct a Proposed Study in accordance with Section 4.2.1, and Xencor has the right to conduct such Proposed Study pursuant to Section 4.2.3, then Xencor may conduct such Proposed Study as a Xencor Study in accordance with Section 4.2.4 under an IND owned by Xencor (“Xencor IND”). Genentech shall allow Xencor to cross reference the IND owned by Genentech for the relevant Collaboration Product for purposes of such Xencor IND. Genentech will, upon request, provide a letter to the FDA or the applicable Regulatory Authority confirming such right of reference. In any communications and interactions with a Regulatory Authority that are undertaken in connection with such Xencor Study or Xencor IND, Xencor and its authorized agents shall take into consideration and in no case intentionally materially harm the overall relationship with Regulatory Authorities with respect to Collaboration Products. In the event that Xencor conducts a Xencor Study, Xencor shall grant Genentech a right of cross reference to safety data, non-clinical data, CMC data and any special population data contained in the relevant Xencor IND. Xencor will provide a letter to the FDA or the applicable Regulatory Authority confirming such right of reference. Xencor agrees that in the event it desires to obtain Regulatory Approval for a Collaboration Product investigated in a Xencor Study, the Parties will work together so that Genentech, rather than Xencor, will submit any necessary Marketing Approval Applications. Genentech shall use Commercially Reasonable Efforts to submit such Marketing Approval Applications as soon as practicable. Xencor shall not file a Marketing Approval Application for a Collaboration Product (excluding Termination Products) without Genentech’s prior written consent.
1.1.4All communications with and material Regulatory Materials submitted to any Regulatory Authority in connection with any Xencor Study shall be coordinated between the Parties to ensure consistency across the Parties’ regulatory activities. In particular, Xencor shall provide Genentech with copies of draft and filed INDs, Marketing Approval Applications, material labeling supplements, Regulatory Authority meeting requests, Regulatory Authority advice (including scientific advisory packages), core data sheets and any other material submissions and communications (including written summaries of oral communications proposed or conducted by or on behalf of Xencor) with any Regulatory Authority pertaining to a Xencor Study sufficiently in advance, where reasonable, for the Genentech to comment on any such Regulatory Materials or communications with any Regulatory Authority. Xencor shall give due consideration in good faith to any comments provided by Genentech in relation to such Regulatory Materials or communications with any Regulatory Authority.
1.2Regulatory Data; Annual Report. During the [***] following the Royalty Conversion Effective Date, if requested by Genentech with respect to a particular annual reporting period prior to the Royalty Conversion Effective Date for a Collaboration Product, Xencor shall provide Genentech with such information as would be reasonably helpful in preparing the annual report with respect to the Manufacturing and control of such Collaboration Product for such annual reporting period, provided that Xencor’s costs in connection with the foregoing shall be Support Costs.

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1.3Pharmacovigilance. Prior to Initiation of the first Xencor Study, the Parties shall execute a separate pharmacovigilance agreement setting forth the Parties’ responsibilities and obligations with respect to the procedures and timeframes for compliance with Applicable Law pertaining to safety reporting of the Collaboration Products (“Pharmacovigilance Agreement”). The Parties acknowledge and agree that the Pharmacovigilance Agreement shall not conflict with this Agreement.
1.4Xencor Platform Product. During the Term and to the extent permissible under relevant agreements concluded with Third Parties, Xencor shall provide a high level safety summary relating to the Xencor Fc Technology in connection with the development of Xencor Platform Products in order for Genentech to determine whether such development could impact the Development of Collaboration Products and whether a Regulatory Authority may require the reporting of certain safety data and related Information for such applicable Xencor Platform Products. Xencor shall determine, in good faith, the contents and frequency of such reports as reasonably necessary for Genentech to assess the safety of the Xencor Fc Technology.
ARTICLE 6
COMMERCIALIZATION AND MEDICAL AFFAIRS
1.1Generally.
1.1.1Genentech (itself or through its Affiliates or sublicensees) shall have the sole right to Commercialize each Collaboration Product in the Territory. As between the Parties, Genentech shall have sole decision-making authority over Commercialization matters for Collaboration Products, including pricing and reimbursement.
1.1.2Genentech shall use Commercially Reasonable Efforts to Commercialize in the [***] for each Collaboration Product for which Marketing Approval is obtained. Activities by Genentech’s sublicensees and Affiliates will be considered as Genentech’s activities under this Agreement for purposes of determining whether Genentech has complied with its obligations under this Section 6.1.
1.2Booking of Sales; Distribution. Genentech shall have the sole right to (a) invoice and book sales, establish all terms of sale (including pricing and discounts), warehouse, and distribute Collaboration Products in the Territory and to perform or cause to be performed all related services, (b) handle all order processing, invoicing, collection, distribution, reimbursement services, and inventory management with respect to such Collaboration Products in the Territory, (c) handle all returns, recalls, or withdrawals with respect to any Collaboration Product in the Territory, (d) handle all payer/distributor account management with respect to any Collaboration Product in the Territory, and (e) manage all aspects of contracting with providers, distributors, managed care vendors or payers with respect to any Collaboration Product in the Territory.
1.3Product Trademarks. Genentech shall have the sole right and responsibility to determine the Product Trademarks to be used with respect to the Exploitation of the Collaboration Products on a worldwide basis, and to own any such Product Trademarks. Neither Party shall, nor shall either Party permit its Affiliates or sublicensees to (a) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, or (b) do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. Each Party agrees to conform (x) to the customary industry standards for the protection of Product Trademarks for pharmaceutical products and such guidelines of Genentech with respect to manner of use (as provided in writing by Genentech) of the Product Trademarks, and (y) to maintain the quality standards of Genentech

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with respect to the goods sold and services provided in connection with such Product Trademarks. Neither Party shall do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. Neither Party shall attack, dispute, or contest the validity of or ownership of such Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.
1.4Product Labeling; Markings and Co-Branding. Genentech shall own and be responsible for all Product Labeling for all Collaboration Products.
1.5Medical Affairs. Genentech shall have the sole right and responsibility to conduct and make decisions regarding Medical Affairs Activities with respect to any Collaboration Product.
ARTICLE 7
MANUFACTURING

1.1Manufacturing. Except as set forth in that certain side letter between the Parties dated as of November 14, 2023 (“Manufacturing Side Letter”), Genentech (itself or through its Affiliates or sublicensees) shall have the sole and exclusive right, at its sole cost and expense, to Manufacture any and all Collaboration Products in the Territory, including the management of all stages of the supply chain therefor. As between the Parties, Genentech shall have sole decision-making authority over Manufacturing matters for Collaboration Products. For clarity, Xencor’s costs in connection with providing any consulting support for the Manufacturing of Collaboration Products under the Manufacturing Side Letter, including providing information, documents or other materials required for Genentech to Manufacture Collaboration Products, after [***] shall be Support Costs.
1.2Supply for Xencor Studies. If Xencor conducts a Xencor Study, the Parties shall enter into (i) a separate agreement or agreements governing the supply of Collaboration Product by Genentech to Xencor for such Xencor Study at a transfer price equal to the Cost of Manufacture [***], and (ii) an associated quality agreement; provided, that, (1) any such supply agreement(s) shall be consistent with customary and reasonable terms and conditions for clinical supply agreements in the industry, (2) any liabilities that would arise under supply agreement(s) shall be allocated between the Parties as set forth under this Agreement (including ARTICLE 14), (3) the Parties acknowledge and agree that any such supply agreement(s) shall not conflict with this Agreement and (4) if at any time Genentech is unable to provide supplies of XmAb24306 Product necessary for any applicable Xencor Studies, Xencor shall have the right to Manufacture, or have Manufactured, such supplies through the Xencor Approved CMOs to the extent that the Manufacturing process for XmAb24306 Product remains substantially unchanged since the Effective Date. If Genentech is using one of the Xencor Approved CMOs at such time to Manufacture Collaboration Product(s), Xencor may not exercise this right in a way that would impact Genentech’s ability to utilize such Xencor Approved CMO to Manufacture Collaboration Products; provided, that Xencor shall not be required to incur any termination penalties to comply with this final sentence of this Section 7.2.
ARTICLE 8
FINANCIAL TERMS
1.1Development and Marketing Authorization Milestone Payments. Genentech shall pay Xencor the milestone payments, corresponding to the applicable Indication, set forth in the following table following the first achievement of the corresponding milestone event by the first Collaboration Product by or on behalf of Genentech, its Affiliate or sublicensee:

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Milestone Event	Milestone Payment
	1st Indication	2nd Indication	3rd Indication	4th Indication
Initiation of the first Phase II Clinical Trial*	[***]	[***]*	[***]*	[***]*
Initiation of the first Phase III Clinical Trial	[***]	[***]	[***]	[***]
Marketing Authorization in the U.S.	[***]	[***]	[***]	[***]
Marketing Authorization in the first Major European Country	[***]	[***]	[***]	[***]
Marketing Authorization in Japan	[***]	[***]	[***]	[***]
Total Possible Milestone Payments	[***]	[***]	[***]	[***]
$300,000,000

Each milestone payment specified in this Section 8.1 is payable one time only regardless of the number of Collaboration Products to achieve the applicable milestone event or the number of times such milestone event is achieved by a Collaboration Product. For the avoidance of doubt, in no event shall the cumulative amounts payable under this Section 8.1 exceed three hundred million Dollars ($300,000,000). For clarity, no milestone payment specified in this Section 8.1 shall become payable solely as a result of the Initiation of a Xencor Study or receipt of Marketing Authorization based solely on a Xencor Study.
Genentech shall notify Xencor in writing within [***] following the achievement of each milestone event described in Section 8.1, and shall make the appropriate milestone payment within [***] after receipt of an invoice from Xencor regarding the achievement of such milestone event. Each invoice shall identify the milestone event triggering the payment obligation and the Collaboration Product achieving such milestone event.
*Notwithstanding anything to the contrary, for any Phase II Clinical Trial Initiated prior to Initiation of the first Phase III Clinical Trial for a Collaboration Product by or on behalf of Genentech, its Affiliate or sublicensee, any milestone payment corresponding to the Initiation of such Phase II Clinical Trial set forth in the table above shall not become payable (and Xencor shall not invoice Genentech for such milestone payment) until Initiation of the first Phase III Clinical Trial for such Collaboration Product by or on behalf of Genentech, its Affiliate or sublicensee for the same Indication as such Phase II Clinical Trial. For clarity, for any Phase II Clinical Trial Initiated after Initiation of the first Phase III Clinical Trial for a Collaboration Product by or on behalf of Genentech, its Affiliate or sublicensee, Xencor may promptly invoice Genentech for any milestone payment corresponding to Initiation of such Phase II Clinical Trial set forth in the table above and Genentech shall make the corresponding milestone payment(s) within [***] after receipt of such invoice from Xencor.

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1.2Annual Net Sales Milestone Payments. Genentech will pay Xencor each milestone payment set forth in the following table following the first achievement of the corresponding milestone event by the first Collaboration Product by or behalf of Genentech, its Affiliate or its sublicensee:

Annual Net Sales Milestone Event	Milestone Payment
First time worldwide Annual Net Sales of a Collaboration Product are greater than [***]	[***]
First time worldwide Annual Net Sales of a Collaboration Product are greater than [***]	[***]
First time worldwide Annual Net Sales of a Collaboration Product are greater than [***]	[***]
Total possible worldwide Annual Net Sales milestone payments	$300,000,000

Each milestone payment specified in this Section 8.2 is payable one time only regardless of the number of Collaboration Products that achieve the applicable milestone event or the number of times such milestone event is achieved by a Collaboration Product.

Genentech shall notify Xencor in writing within [***] following the end of the Calendar Quarter during which achievement of each milestone event described in Section 8.2 occurs, and shall make the appropriate milestone payment within [***] after receipt of an invoice from Xencor regarding the achievement of such milestone event. Each invoice shall identify the milestone event triggering the payment obligation and the Collaboration Product achieving such milestone event.
1.3Royalty Payments. On a Collaboration Product-by-Collaboration Product and country-by-country basis, subject to Section 8.3.1, Genentech shall pay to Xencor a royalty on Annual Net Sales of each Collaboration Product during the Royalty Term for such Collaboration Product at the following rates:

Worldwide Annual Net Sales	Royalty Rate
Portion of worldwide Annual Net Sales of a Collaboration Product up to and including [***]	[***]
Portion of worldwide Annual Net Sales of a Collaboration Product greater than [***] and up to and including [***]	[***]
Portion of worldwide Annual Net Sales of a Collaboration Product greater than [***]	[***]

Upon expiration of the Royalty Term with respect to a Collaboration Product in a country, the licenses set forth in Section 9.1 shall be fully paid-up, perpetual and irrevocable in respect of that Collaboration Product in that country. No more than one stream of royalty payments will be due under this Section 8.3 with respect to sales of any one particular Collaboration Product. For the avoidance of doubt, multiple royalties shall not be payable because a Collaboration Product is Covered by more than one (1) Valid Claim in the country in which such Collaboration Product is sold.

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1.1.1Royalty Reductions and Offsets. Each of the royalty adjustment mechanisms set forth in this Section 8.3.1 shall operate independently, on a Collaboration Product-by-Collaboration Product basis, and any or all may apply to a given Collaboration Product in a particular country if a royalty payment is owed with respect to such Collaboration Product in such country. Notwithstanding the foregoing, Genentech shall not, by reason of any royalty adjustment set forth in this Section 8.3.1 reduce a given royalty payment to less than [***] of what would otherwise be owed but for these royalty adjustments, provided however, that any royalty adjustment amounts that are not applied in accordance with this sentence may be carried forward and applied with respect to royalty payments due to Xencor only in the [***] subsequent Calendar Quarters and thereafter may not be applied with respect to any royalty payments due to Xencor under this Agreement.
(a)No Valid Claim. On a Collaboration Product-by-Collaboration Product and country-by-country basis, if during any portion of the Royalty Term for such Collaboration Product in the country of sale of such Collaboration Product, no Valid Claim Covers the sale, offer for sale or import of such Product, then the royalty payment that would otherwise be owed and payable, in each case, with respect to Net Sales of such Collaboration Product in such country will be reduced by [***] for the remainder of such Royalty Term.
(b)Third Party Payments. In the event that Genentech (or its Affiliate or sublicensee hereunder) acquires licenses or rights under any intellectual property from a Third Party that are necessary or reasonably useful for the manufacture, use, importation, offer for sale or sale of any Collaboration Product, Genentech may deduct [***] of the amount of any royalty payments paid by Genentech (or its Affiliates or sublicensees) to such Third Party for such licenses or rights from any royalty payments due and payable by Genentech to Xencor for such Collaboration Product pursuant to this Section 8.3.
(c)Generic Products. Following (i) the first commercial sale of a Generic Product (other than an IRA Subject Product) in a country where a Collaboration Product is being sold or (ii) either (a) the date on which the price of an IRA Subject Product first becomes reduced following the drug price negotiation in the U.S. or (b) if such drug price negotiation fails to reach agreement or if no such drug price negotiation occurs, the date on which an excise tax is levied on the sale of such Collaboration Product (the calendar quarter during which such sale of such Generic Product in such country occurred, drug price reduction first occurred or excise tax levy first occurred (as applicable, the “Launch Quarter”), if, in any Calendar Quarter after the Launch Quarter in such country, (1) the quarterly Net Sales of the applicable Collaboration Product in such country is less than [***] but greater than [***] of the average quarterly Net Sales such Collaboration Product achieved in such country in the [***] immediately prior to the Launch Quarter, then the royalty payments due under this Section 8.3 will be reduced by [***] and (2) the quarterly Net Sales of the applicable Product in such country is less than [***] of the average quarterly Net Sales such Product achieved in such country in the [***] immediately prior to the Launch Quarter, then the Royalty Payments due under this Section 8.3 will be reduced by [***].
1.1.2Royalty Reports. Royalty payments will be payable on a quarterly basis and any such payments shall be made within [***] after the end of the Calendar Quarter during which the applicable Net Sales occurred. Each payment of royalties under this Agreement will be accompanied with a report setting forth, by region (which regions will be the [***]), the Net Sales, the applicable royalty rate, any applicable royalty adjustments, and the amount of royalty payment due on such Net Sales. All reports delivered by Genentech under this Section 8.3.2 will be the Confidential Information of Genentech.
1.1.3Blocked Currency. If, at any time, Applicable Law prevents Genentech (or an Affiliate or sublicensee) from remitting part or all of royalty payments when due with

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respect to any country where Collaboration Products are sold, Genentech shall continue to provide reports for such royalty payments in accordance with Section 8.3.2, and such royalty payments shall continue to accrue in such country, but Genentech shall not be obligated to make such royalty payments until such time as payment is no longer prevented by such Applicable Law.
1.1.4[***].
(a)[***].
(b)[***].
1.4Support Costs. Xencor shall provide a detailed accounting to Genentech within [***] following the end of each Calendar Quarter, commencing with the Calendar Quarter in which the [***] occurs, with regard to Support Costs incurred in accordance with this Agreement during such Calendar Quarter. Together with such report or within [***] thereafter, Xencor shall deliver to Genentech an invoice for an amount equal to [***] of such Support Costs during such Calendar Quarter, provided however that with respect to Support Costs incurred by Xencor pursuant to the Manufacturing Side Letter, Xencor may deliver to Genentech an invoice for an amount equal to [***] of such Support Costs during such Calendar Quarter. Genentech shall pay such invoice within [***] after its receipt thereof, provided that if Genentech has any reasonable questions with respect to such accounting or invoice, the Parties will use reasonable efforts to promptly resolve such questions and such [***] payment period will be extended as reasonably necessary to allow the Parties to resolve such questions.
1.5Mode of Payment. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount from a bank in the United States to such bank account in the United States as set forth below and as the receiving Party may from time to time modify by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or sublicensee’s standard conversion methodology consistent with applicable Accounting Standards. Each Party shall have the right to offset any expense that is owed by the other Party but not paid against any payments owed by such first Party, if any, under this Agreement.
Xencor
[***]

Genentech

        [***]

1.6Accounting Procedures. Each Party shall determine Support Costs, Sales and Net Sales, as applicable, using its standard Accounting Standards, consistently applied, to the maximum extent practicable.
1.7Taxes.
1.1.1Solely for purposes of this Section 8.7, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto)

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1.1.2The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, Taxes payable with respect to their collaborative efforts under this Agreement and that they shall use their commercially reasonable efforts to cooperate and coordinate with each other to achieve such objective.
1.1.3Subject to this Section 8.7.3, Xencor will pay any and all Taxes levied on account of any payments made to it under this Agreement. If any Taxes are paid or required to be withheld by Genentech for the benefit of Xencor on account of any payments payable to Xencor under this Agreement, Genentech will (i) deduct such Taxes from the amount of payments otherwise due to Xencor, (ii) timely pay the Taxes to the proper taxing authority, (iii) send proof of payment to Xencor as promptly as practicable following such payment and (iv) cooperate with Xencor in any way reasonably required by Xencor to obtain available reductions, credits or refunds of such Taxes.
1.1.4In the event that any withholding Tax is owing as a result of any action by Genentech, including any assignment or sublicense (including assignment to, or payment hereunder by, another Genentech-related entity or Affiliate), or any failure on the part of Genentech or its Affiliates to comply with applicable withholding Tax laws or filing or record retention requirements, that has the effect of modifying the withholding Tax treatment of Xencor hereto, then the payment in respect of which such withholding Tax is owing shall be made without deduction for or on account of such withholding Tax to ensure that Xencor receives a sum equal to the sum which it would have received had such withholding Tax not been due or otherwise, and any such payment shall be made after deduction of such withholding Tax. Each party shall cooperate with the other party in any way reasonably requested by the other party to minimize the withholding Tax implications of any such action.
1.1.5As between the Parties and with respect to Collaboration Products in the United States, Genentech shall be solely responsible for the annual fee on branded prescription pharmaceutical manufacturers and importers, imposed on Genentech, or its Affiliates or sublicensees, pursuant to Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as may be amended). For clarity, this Section 8.7.5 is not intended to limit Genentech’s right to deduct such fees in determining Net Sales.
1.8Financial Records. Each Party shall, and shall cause its Affiliates and sublicensees to, keep complete and accurate books and records pertaining to Support Costs, Net Sales, and the payment of royalties pursuant to Section 8.3, in each case, as applicable, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement. Such books and records shall be retained by such Party and its Affiliates and sublicensees until the later of (a) [***] after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.
1.9Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***] basis points above EURIBOR or what is permissible by law, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.
1.10Audit. At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent auditor designated by the other Party and reasonably acceptable to the audited Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 8.8 to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (a) be conducted for any Calendar Quarter more than

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[***] after the end of such quarter, (b) be conducted more than once in any [***] period (unless a previous audit during such [***] period revealed an underpayment with respect to such period) or (c) be repeated for any Calendar Quarter, except in each case as a subsequent “for cause” audit may require. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 8.11 below, if such audit concludes that (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due at the rate provided in Section 8.9 or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within [***] after the date on which such audit is completed by the auditing Party.
1.11Audit Dispute. In the event of a dispute with respect to any audit under Section 8.10, Xencor and Genentech shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], either Party may submit the dispute for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Arbitrator”). The decision of the Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Arbitrator shall determine. Not later than [***] after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 8.9 or the auditing Party shall reimburse the excess payments, as applicable.
1.12Confidentiality. The receiving Party shall treat all information subject to review under this ARTICLE 8 in accordance with the confidentiality provisions of ARTICLE 11 and the Parties shall cause the Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.
ARTICLE 9
LICENSES
1.1Licenses to Genentech.
1.1.1Xencor hereby grants to Genentech an exclusive license, sublicenseable solely as provided in Section 9.2, under the Xencor IP and Xencor’s rights in the Program IP to (i) make, use, and import Non-targeted Collaboration Constructs, Non-targeted Collaboration Products, Initial Targeted Collaboration Constructs, and Initial Targeted Collaboration Products, alone or for use in combination with a Combination Agent, and (ii) sell and offer for sale Non-targeted Collaboration Products and Initial Targeted Collaboration Products, alone or for use in combination with a Combination Agent, in each case of (i) and (ii), in the Field in the Territory. For clarity, Xencor does not have the right to sell or offer for sale Non-targeted Collaboration Constructs and Initial Targeted Collaboration Constructs (in each case that are not within Termination Products).
1.1.2Xencor hereby grants to Genentech a non-exclusive license, sublicenseable as provided in Section 9.2, under the Xencor IP and Xencor’s rights in the Program IP to (i) make, use, and import Subsequent Targeted Collaboration Constructs and Subsequent Targeted Collaboration Products, alone or for use in combination with a Combination Agent, and (ii) sell and offer for sale Subsequent Targeted Collaboration Products, alone or for use in combination with a Combination Agent, in each case of (i) and (ii), in the Field in the Territory following the [***] after the Research Term.

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1.1.3Xencor hereby grants to Genentech a non-exclusive license, sublicenseable as provided in Section 9.2, under the [***] Component Background IP to make, use, sell, offer for sale and import of (x) any construct (other than a Collaboration Construct) and (y) any product (other than a Collaboration Product) in each case of clauses (x) and (y) above, that incorporates a [***] Component, alone or for use in combination with other agents, in the Field in the Territory. [***]
1.2Genentech Sublicense Rights.
1.1.1Subject to Section 9.2.3 below, Genentech may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates.
1.1.2Genentech may sublicense the rights granted to it under Section 9.1 to one (1) or more Third Parties (including Chugai). Subject to Sections 9.2.3 and 9.6, Genentech may grant a limited sublicense to subcontractors engaged in accordance with Section 9.6 solely for the purpose of performing the subcontracted tasks and obligations.
1.1.3Genentech shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, subcontractors or sublicensees. Genentech shall ensure that any such delegation, subcontracting or sublicensing is done in accordance with the terms of Section 9.6.
1.3Licenses to Xencor.
1.1.1Research and Development License. Genentech hereby grants to Xencor a royalty-free, non-exclusive, sublicenseable solely as provided in Section 9.4, non-transferable license under (i) the Genentech IP (other than the Excluded Patents), (ii) Program IP, and (iii) the Xencor IP (to the extent exclusively licensed to Genentech), in each case solely to perform Xencor’s obligations, or exercise Xencor’s rights, under this Agreement.
1.4Xencor Sublicense Rights to Subcontractors.
1.1.1Subject to Section 9.4.3 below, Xencor may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates.
1.1.2Subject to Sections 9.4.3 and 9.6, Xencor may grant a limited sublicense under the license granted to Xencor in Section 9.3.1 to subcontractors engaged in accordance with Section 9.6 solely for the purpose of performing the subcontracted tasks and obligations under this Agreement.
1.1.3Xencor shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, subcontractors or sublicensees and shall ensure that that such delegation, subcontracting or sublicensing is done in accordance with the terms of Section 9.6.
1.5No Implied Licenses; Retained Rights.
1.1.1Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any trademarks, patents or patent applications, know-how, or other intellectual property rights owned or Controlled by the other Party. For clarity, an exclusive license granted to a Party

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under any particular patent rights or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patent Rights or Know-How.
1.1.2Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Party to make available any particular intellectual property rights that are not necessary to perform a Parties’ obligations and exercise its rights under this Agreement with respect to IL-15 or a Research Target or Collaboration Construct or Combination Agent that was included in a mutually agreed Research Plan or GDP (i.e., a Research Plan or GDP approved without the exercise of a Party’s decision-making authority) and any such intellectual property rights are expressly excluded from the subject matter licensed under this Agreement.
1.6Subcontractors. The Parties shall have the right to engage subcontractors for purposes of conducting Research, Development, and Commercialization activities assigned to it under this Agreement. Each Party will (a) require that such subcontractor operates in a manner consistent with this Agreement, (b) remain at all times fully liable for its respective responsibilities, and such Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against such subcontractor, for any obligation or performance hereunder prior to proceeding directly against the Party who engaged such subcontractor, and (c) the Parties will make reasonable efforts to share information regarding any prior experience with specific subcontractors that are anticipated to be engaged to perform work under this Agreement. Each Party shall enter into a written agreement with all subcontractors, where such agreement ensures that (i) any subcontractor engaged by such Party pursuant to this Section 9.6 is bound by written obligations of confidentiality and limited-use consistent with this Agreement, and (ii) such Party obtains ownership of, or a fully sublicensable license (or an exclusive option to obtain such license) under and to, any Know-How and Patents that are developed by such subcontractor in the performance of such agreement and are reasonably necessary or useful to Research, Develop, Manufacture or Commercialize Collaboration Constructs or Collaboration Products. For clarity, the foregoing requirement to obtain ownership of, or a fully sublicensable license (or an exclusive option to obtain such license) shall not apply to any improvements to the proprietary core or platform technology owned or in-licensed by any such subcontractor or its Affiliates unless such improvements are reasonably necessary to Research, Develop, Manufacture or Commercialize those Collaboration Products with respect to which such subcontractor or its affiliate conducted its activities under such subcontractor agreement.
1.7Collaboration In-Licenses. Unless the Parties otherwise agree in writing, and without limiting Sections 8.3.1(b) and 9.1.3, each Party shall be responsible for any payments owed to a Third Party for its intellectual property or Know-How under any license acquired or entered into by such Party prior to the Royalty Conversion Effective Date that relate to any Collaboration Product.
ARTICLE 10
INTELLECTUAL PROPERTY; OWNERSHIP
Except as otherwise set forth under Sections 3.4, this Article 10 shall apply to all intellectual property in relation to this Agreement as set forth below:
1.1Disclosure of Inventions. Each Party shall promptly disclose to the other Party, [***].
1.2Ownership of Intellectual Property. As between the Parties, ownership of any and all Know-How and other intellectual property (together with all Patents and other intellectual property rights therein) developed, conceived, or reduced to practice in the course of conducting

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activities pursuant to this Agreement shall follow inventorship of such intellectual property rights as determined in accordance with U.S. patent laws; except as follows:
1.1.1Xencor. As between the Parties, Xencor shall solely own (a) the Xencor IP (other than Program IP), (b) Xencor Core Inventions and (c) Xencor Non-Collaboration PD1/IL-15 Patents;
1.1.2Genentech. As between the Parties, Genentech shall solely own (a) the Genentech IP (other than Program IP), (b) Genentech Core Inventions and (c) Genentech Non-Collaboration PD1/IL-15 Patents; and
1.1.3Program. [***].
[***].

1.3Assignments.
1.1.1Xencor. Xencor shall require all of its employees, contractors and agents, and any Third Parties working on its behalf under this Agreement (and their respective employees, contractors and agents), to assign to Xencor any Know-How and other intellectual property (together with all Patents and other intellectual property rights therein) developed, conceived, or reduced to practice by such employees, contractors or agents or Third Parties; provided, that, in the case of any such Third Parties, to the extent that an assignment of such intellectual property cannot be obtained, then (i) licenses sufficient to enable the Development, Commercialization and Manufacturing of Collaboration Constructs and Collaboration Products hereunder and, (ii) with respect to PD1 Component Know-How or IL-15 Component Know-How disclosed or claimed in any Genentech Non-Collaboration PD1/IL-15 Patent, and with respect to Genentech Non-PD1 Component IP, licenses sufficient to enable the Development, Commercialization and Manufacturing of any construct and any product for all uses, shall satisfy the obligations of this Section 10.3.1. [***].
1.1.2Genentech. Genentech shall require all of its employees, contractors and agents, and any Affiliates and Third Parties working on its behalf under this Agreement (and their respective employees, contractors and agents), to assign to Genentech any Know-How and other intellectual property (together with all Patents and other intellectual property rights therein) developed, conceived, or reduced to practice by such employees, contractors or agents or Affiliates or Third Parties; provided, that, in the case of any such Third Parties, to the extent that an assignment of such intellectual property cannot be obtained, then (i) licenses sufficient to enable the Development, Commercialization and Manufacturing of Collaboration Constructs and Collaboration Products hereunder and, (ii) with respect to PD1 Component Know-How or IL-15 Component Know-How disclosed or claimed in any Xencor Non-Collaboration PD1/IL-15 Patent, and with respect to Xencor Non-PD1 Component IP, licenses sufficient to enable the Development, Commercialization and Manufacturing of any construct and any product for all uses, shall satisfy the obligations of this Section 10.3.2. Genentech hereby assigns to Xencor any and all rights, title, or interest that Genentech may have in any Xencor Core Invention and [***].
1.1.3Cooperation. Xencor and Genentech shall reasonably cooperate with each other to effectuate ownership of any intellectual property rights as set forth in this Agreement, including, but not limited to, by executing and recording documents.
1.4Prosecution and Maintenance.

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1.1.1Xencor Controlled Prosecution and Maintenance. As between the Parties, Xencor shall, at its sole discretion and expense, have the right (but not the obligation) to Prosecute and Maintain Patents within the Xencor IP as follows:
(a)Xencor Patents (including Xencor Product Patents). [***].
(b)Xencor Fc Patents. [***].
(c)[***].
1.1.2Genentech Controlled Prosecution and Maintenance. As between the Parties, Genentech shall, at its sole discretion and expense, have the right (but not the obligation) to Prosecute and Maintain Patents within the Genentech IP and Program IP as follows:
(a)Genentech Patents (including Genentech Product Patents). [***].
(b)Program Patents. [***].
(c)Patent Term Extensions. [***].
1.1.3Review and Comment.
(a)Xencor Patents (including Xencor Product Patents). [***].
(b)Program Patents and Genentech Patents (including Genentech Product Patents). [***].
1.1.4Prosecution Step-in Rights. In the event that a Party elects not to engage in Prosecution and Maintenance (or not to continue Prosecution and Maintenance, including filing a Patent claiming priority to a Patent prior to its issuance, or, in the case of foreign deadlines for filing divisionals, prior to such deadline) of any [***], the abandoning Party will notify the other Party at least [***] before any such Patent would become abandoned, no longer available or otherwise forfeited, and such other Party will have the right (but not the obligation), at such other Party’s sole discretion, and sole responsibility for all applicable costs, to bear responsibility for Prosecution and Maintenance for such Patent in the name of the abandoning Party (which right will include the right to file additional Patents claiming priority to such Patent). In such event, the other Party will, upon such abandoning Party’s reasonable request, consult with such abandoning Party, on the status of its Prosecution and Maintenance activities, and furnish such abandoning Party, copies of documents related to the Prosecution and Maintenance of such Patents. For clarity, this section does not apply to patent term extensions as set forth in Section 10.4.2(c).
1.1.5Terminal Disclaimer Filing. The Parties understand and agree that the value of the patent term lost by the filing of a terminal disclaimer in the U.S. [***].
1.1.6Prosecution and Maintenance of Separated PD1/IL-15 Component Patents. Sections 10.4.1(a), 10.4.3(a), 10.4.4 and 10.4.5 shall apply mutatis mutandis to Separated PD1/IL-15 Component Patents, provided that the Parties shall discuss and align on the strategy of Prosecution and Maintenance of Separated PD1/IL-15 Component Patents with the objective to prioritize Patents claiming Collaboration Constructs or Collaboration Products.

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1.1.7Prosecution and Maintenance of Non-PD1 Component Patents. The Parties shall work together to determine whether and how Non-PD1 Component Claims shall be separated out into a separate Patent from any Patent claiming Collaboration Constructs or Collaboration Products, either by divisional or continuation application (or by initially filing the Non-PD1 Component Claim in a separate Patent). The Parties shall discuss and align on the strategy of Prosecution and Maintenance of Patents including Non-PD1 Component Claims, with the objective to prioritize Patents claiming Collaboration Constructs or Collaboration Products that incorporate the Non-PD1 Component. Sections 10.4.1(a), 10.4.3(a), 10.4.4 and 10.4.5 shall apply mutatis mutandis to Xencor Non-PD1 Component Patents. Sections 10.4.2(a), 10.4.3(b), 10.4.4 and 10.4.5 shall apply mutatis mutandis to Genentech Non-PD1 Component Patents. The obligations under this Section 10.4.7 shall only apply to a Non-PD1 Component Claim during the period the relevant Non-PD1 Component (i) is incorporated in a Collaboration Construct or Collaboration Product and (ii) subject to ongoing Research, Development or Commerzialization herunder.
1.5Inventorship; Exclusive Dispute Resolution Process. The determination of inventive contribution by or on behalf of Xencor or Genentech with respect to Inventorship for purposes of determining ownership as set forth in Section 10.2 shall be made in accordance with the laws of inventorship under U.S. patent Law (“Inventorship”). In the event of a Dispute between Xencor and Genentech over Inventorship of Program IP, Xencor and Genentech shall, notwithstanding anything to the contrary in ARTICLE 16, refer such Dispute to a mutually acceptable neutral outside patent counsel to determine Inventorship and shall use all reasonable efforts to do so in an efficient and expedient manner. Xencor and Genentech agree that the decision rendered by such outside patent counsel shall be the sole, exclusive and binding resolution and remedy between them regarding such Dispute, and Xencor and Genentech shall share equally the fees and expenses of the outside patent counsel in resolving such Dispute.
1.6CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in Public Law 108-53 (the “Create Act”). In the event that either Genentech or Xencor intends to overcome a rejection of a claimed invention within the Xencor IP, Genentech IP, or Program IP pursuant to the provisions of the Create Act under this Agreement, such Party shall first obtain the prior written consent of the other Party. Following receipt of such written consent, Xencor and Genentech shall limit any amendment to the specification or statement to the patent office with respect to this Agreement to that which is strictly required by 35 USC § 102(c) and the rules and regulations promulgated thereunder and which is consistent with the terms and conditions of this Agreement (including the scope of the Research Program activities).
1.7Quarterly IP Meetings. Xencor and Genentech shall meet on a quarterly basis (“Quarterly IP Meeting”) unless otherwise agreed upon in writing to discuss intellectual property strategy and Prosecution and Maintenance of Xencor Patents (including Xencor Product Patents), Xencor Fc Patents, Genentech Patents (including Genentech Product Patents), and Program Patents. At each Quarterly IP Meeting, Xencor and Genentech will each be represented by at least one (1) representative who has knowledge of and control of each respective party Prosecution and Maintenance.
1.8[***].
1.9Enforcement Rights for Infringement by Third Parties.
1.1.1Xencor and Genentech shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any [***] through the manufacture, use, offer for sale, sale or importation of a product, or any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2)

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or similar provisions in other jurisdictions alleging the invalidity, unenforceability or non-infringement of any [***] . Xencor and Genentech shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of [***] through the manufacture, use, offer for sale, sale or importation of a product, or any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions alleging the invalidity, unenforceability or non-infringement of any [***].
1.1.2Genentech shall have first the right but not the obligation to bring and control any legal action in connection with any Patent Infringement at its own expense as it reasonably determines appropriate. Xencor shall cooperate with Genentech in connection with any such legal action (as may be reasonably requested by Genentech and at Genentech’s expense), including, if necessary, by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required. In connection with any such proceeding, Genentech shall not enter into any settlement admitting the invalidity of, or otherwise impairing Xencor’s rights in, the [***] without the prior written consent of Xencor. In the event that Genentech does not undertake legal action in connection with any Patent Infringement within [***] of becoming aware thereof, Xencor shall have the right, but not the obligation, to bring and control any legal action in connection with any Patent Infringement at its own expense as it reasonably determines appropriate and Genentech shall cooperate with Xencor in connection with any such legal action (as may be reasonably requested by Xencor and at Xencor’s expense), including, if necessary, by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.
1.1.3Xencor shall have the right but not the obligation to bring and control any legal action in connection with any [***] at its own expense as it reasonably determines appropriate. Genentech shall cooperate with Xencor in connection with any such legal action (as may be reasonably requested by Xencor and at Xencor’s expense), including, if necessary, by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required. [***].
1.1.4Any damages or other recovery actually received by Genentech or Xencor as a result of an action or proceeding brought pursuant to this Section 10.9 (whether by way of settlement or otherwise) shall be allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be treated as “Net Sales” under this Agreement, and allocated between the Parties accordingly pursuant to Section 8.3.
1.10Third Party Infringement Claims.
1.1.1Notice. In the event that a Third Party makes any claim, gives notice, or brings any suit against Xencor or Genentech (or any of their respective Affiliates, sublicensees or customers) for infringement or misappropriation of any intellectual property rights as a result of the research, development, making, using, selling, offering for sale, import or export of any Collaboration Construct or Collaboration Product in any country (each, a “Third Party Infringement Claim”), in each case, the Party receiving notice of a Third Party Infringement Claim shall promptly notify the other Party within [***] and subsequently provide all evidence in its possession pertaining to the claim or suit that it can disclose without breach of a pre-existing obligation to a Third Party or waiver of a privilege.
1.1.2Defense. Xencor and Genentech shall consult, pursuant to a common joint defense agreement, as to potential strategies to defend against any Third Party

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Infringement Claim, consistent with the overall goals of this Agreement, including by being joined as a party. Xencor and Genentech shall cooperate with each other in all reasonable respects in the defense of any Third Party Infringement Claim or raising of any counterclaim related thereto. Subject to Xencor’s and Genentech’s respective indemnification obligations in ARTICLE 14, Genentech shall be solely responsible for defending such Third Party Infringement Claim, including but not limited to selection of counsel, venue, and directing all aspects, stages, motions, and proceedings of litigation. At Genentech’s request and expense, Xencor shall cooperate with Genentech in connection with any such defense and counterclaim. Any counterclaim or other similar action by Xencor or Genentech, to the extent such action involves any enforcement of rights under Xencor Patents, Xencor Fc Patents, Program Patents, and Genentech Product Patents, shall be treated and handled as an enforcement action under Section 10.9.
1.1.3Settlement. If any defense action of a Third Party Infringement Claim would adversely affect Xencor’s or Genentech’s rights under this Agreement or impose a financial obligation upon the other Party or grant rights in respect, or affect the validity or enforceability, of the other Party’s Patents, then any settlement, consent judgment or other voluntary final disposition of such Third Party Infringement Claim shall not be entered into without the consent of the other Party, not to be unreasonably withheld.
1.1.4 Costs and Expenses. Xencor and Genentech shall each pay their own respective costs associated with a Third Party Infringement Claim. Notwithstanding the foregoing, if the Parties agree to be represented by a joint counsel, the Parties shall share the cost of such joint counsel [***] as between Genentech and Xencor.
1.11Attorney-Client Privilege; Common Interest. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (i) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (ii) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (iii) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (iv) intend that after the Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges.
1.12Trademarks. Genentech shall have the right to brand the Collaboration Products using Genentech related trademarks and any other Product Trademarks and trade names it determines appropriate for the Collaboration Products, which may vary by country or within a country. Genentech shall own all rights in the Product Trademarks and shall register and maintain the Product Trademarks in the countries and regions that it determines reasonably necessary, at Genentech’s cost and expense.
1.13Cooperation. Genentech and Xencor shall execute such documentation as may be necessary or appropriate, and provide reasonable assistance and cooperation, to implement the provisions of this ARTICLE 10. Genentech and Xencor shall to the extent legally possible under relevant national or local laws require all of its employees, its Affiliates and any Third Parties working pursuant to this Agreement on its behalf, to assign (or otherwise convey rights) to such Party any Patents and Know-How developed, conceived or reduced to practice by such

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employee, Affiliate or Third Party, and to cooperate with such Party in connection with obtaining patent protection therefor.
ARTICLE 11
CONFIDENTIALITY
1.1Duty of Confidence. During the term of this Agreement and for a period of [***] thereafter, subject to the other provisions of this ARTICLE 11:
(a)all Confidential Information of a disclosing Party and Program Confidential Information shall be maintained in confidence and otherwise safeguarded by the receiving Party and its Affiliates, using Commercially Reasonable Efforts, but in any event through the use of reasonable precautions and protective measures no less than those employed by the receiving Party in safeguarding and maintaining the confidence of its own confidential information;
(b)the receiving Party may only use any such Confidential Information and Program Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement, or as permitted under this Agreement (for example, pursuant to Section 10.2.3 (Ownership of Program IP); and
(c)the receiving Party may disclose Confidential Information of the other Party or Program Confidential Information to: (i) its Affiliates and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the receiving Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, performing its obligations or exercising its rights under this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Confidential Information or Program Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.
1.2Exceptions. The foregoing obligations as to particular Confidential Information of a disclosing Party or Program Confidential Information shall not apply to the extent that the receiving Party can demonstrate through competent evidence that such Confidential Information or Program Confidential Information:
(a)is known by the receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;
(b)is in the public domain before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;
(c)is subsequently disclosed, without an obligation of confidentiality, to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or
(d)is developed by the receiving Party independently and without use of or reference to any Confidential Information received from the disclosing Party or Program Confidential Information, as documented by the receiving Party’s business records.
1.3Authorized Disclosures. Notwithstanding the obligations set forth in Section 11.1, a receiving Party may disclose the disclosing Party’s Confidential Information (including this Agreement and the terms herein) or Program Confidential Information to the extent:

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(a)if required by law, rule or governmental regulation, including as may be required in connection with any filings made with or by the disclosure policies of a major stock exchange; provided that the Party seeking to disclose such Confidential Information (i) uses all reasonable efforts to inform the other Party prior to making any such disclosures and cooperates with the other Party in seeking a protective order(s) or other appropriate remedy(ies) (including redaction) and (ii) whenever possible, requests confidential treatment of such information;
(b)such disclosure: (i) is reasonably necessary for the Prosecution or Maintenance of Patents as contemplated by this Agreement; (ii) is reasonably necessary in connection with the preparation and filing of Regulatory Materials or maintenance of Marketing Approvals for Collaboration Products in accordance with the terms of this Agreement; (iii) is reasonably necessary for prosecuting or defending litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligations of confidentiality and non-use substantially consistent with those set forth under this ARTICLE 11, to the extent reasonably necessary in connection with the exercise of its rights or the performance of its obligations hereunder provided that the Disclosing Party take all reasonable steps to limit such disclosure of and otherwise maintain the confidentiality of the Confidential Information;
(c)such disclosure is reasonably necessary to the receiving Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the receiving Party, provided in each such case that such directors, attorneys, independent accountants and financial advisors have a need to know such information in providing such advice and are bound by written confidentiality obligations requiring such individuals to maintain such Confidential Information in strict confidence and not to use such Confidential Information other than for purposes of advising the receiving Party;
(d)such disclosure is required by judicial or administrative process, provided that in such event the receiving Party shall promptly notify the disclosing Party in writing of such required disclosure and, to the extent possible, provide the disclosing Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this ARTICLE 11, and the receiving Party disclosing Confidential Information of the disclosing Party pursuant to Law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information; or
(e)such disclosure: (i) is with respect to particular terms of this Agreement that the receiving Party reasonably believes is necessary to fulfill its obligations or exercise its rights under this Agreement, or (ii) is to a bona fide actual or prospective acquirer, underwriter, investor, lender or other financing source or a bona fide actual or prospective collaborator, licensor, sublicensee, licensee or strategic partner or to an employee, director, agent, consultant and adviser of such Third Party, in each case who are under an obligation or confidentiality with respect to such information that is no less stringent than the terms of this ARTICLE 11 but of duration customary in confidentiality agreements entered into for a similar purpose.
1.4Destruction of Confidential Information. Except as expressly permitted under this Agreement, following any termination of this Agreement each receiving Party shall upon written request by the disclosing Party promptly destroy all Confidential Information received from the disclosing Party, including any copies thereof (except one copy of which may be retained for archival purposes solely to ensure compliance with the terms of this Agreement and automatic electronic backups) and at all times subject to these obligations of confidentiality and non-use.

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1.5Terms of this Agreement. The Parties agree that this Agreement and the terms hereof will be considered Confidential Information of both Parties.
1.6No License. As between the Parties, Confidential Information disclosed hereunder shall remain the property of the disclosing Party. Disclosure of Confidential Information to the other Party shall not constitute any grant, option or license to the other Party, beyond those licenses expressly granted under ARTICLE 9, under any patent, trade secret or other rights now or hereinafter held by the disclosing Party.
ARTICLE 12
PUBLICITY; PUBLICATIONS; USE OF NAME
1.1Publicity; Use of Names.
1.1.1The Parties have agreed on language to be disclosed in Xencor’s next securities filing with the SEC announcing this Agreement, which is attached hereto as Exhibit G, to be issued by Xencor after the mutual execution of the Agreement. No other disclosure of the existence or the terms of this Agreement (which terms the Parties acknowledge and agree is the Confidential Information of each Party) or the subject hereof (“Disclosure”) may be made by either Party or its Affiliates except as provided in this Section 12.1. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter without the prior express written permission of the other Party, except as may be required by Applicable Law.
1.1.2A Party may disclose this Agreement in securities filings with the United States Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by Applicable Law. In such event, the Party seeking such Disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and shall provide the other Party with the opportunity, for no less [***] before the date of the proposed filing, to review and comment on such proposed filing, and shall thereafter provide the other Party with reasonable advance notice and opportunity to comment on any subsequent changes to such filing. The Party seeking such Disclosure shall reasonably consider any comments thereto provided by the other Party. Nothing in this Section 12.1.2 shall limit a Party’s obligations under Section 11.1.
1.1.3Each Party acknowledges that the other Party may be legally required to make public Disclosures (including in filings with governmental authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such Disclosures to the extent required by Law, provided that the Party seeking such Disclosure first provides the other Party a copy of the proposed Disclosure, and shall provide the other Party with no less than [***] before the date of the proposed Disclosure to provide comments regarding the proposed Disclosure, unless a shorter review time is agreed to by both Parties. In the event the reviewing Party would prefer not to make the proposed Disclosure, the Party seeking such Disclosure shall make reasonable efforts to limit the proposed Disclosure to address the concerns of the other Party.
1.1.4Other than the language set forth in Exhibit G, the Parties agree that the portions of any news release or other public announcement relating to this Agreement or the performance hereunder that contain a proposed Disclosure shall first be reviewed and approved by both Parties. For each such proposed Disclosure, unless a Party otherwise has the right to make such Disclosure pursuant to and in accordance with the procedures set

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forth in Section 12.1.3, the Party seeking to make the proposed Disclosure shall provide the other Party with a draft of such Disclosure at least [***] prior to its intended release for review and comment, unless a shorter review time is agreed to by both Parties, and shall obtain the other Party’s prior written approval of the proposed Disclosure prior to publication. The Parties shall use reasonable efforts to coordinate the timing of such Disclosures to be outside the trading hours of the NASDAQ stock market, provided that neither Party shall be required to so delay such a Disclosure where such delay would reasonably be expected to give rise to liability for or sanctions upon such Party in such Party’s reasonable judgment. Nothing in this Section 12.1.4 shall limit a Party’s obligations under Section 12.2.2.
1.1.5Without limiting any of Genentech’s rights or remedies provided by Applicable Law or under this Agreement, [***].
1.2Publications.
1.1.1[***].
1.1.2[***].
1.1.3Notwithstanding the foregoing, once a Publication has been approved by the non-publishing Party pursuant to Section 12.2.2, either Party may make subsequent public disclosure of the contents of such Publication without the further approval of the other Party; provided that, (i) such content is not presented with any new data or information or conclusions or in a form or manner that materially alters the subject matter therein, and (ii) the publishing Party shall provide a copy of such Publication to the other Party.
ARTICLE 13
REPRESENTATIONS
1.1 General Representations and Warranties. Xencor represents and warrants to GNE and Roche as of the Execution Date, and each of GNE and Roche represents and warrants to Xencor as of the Execution Date that:
1.1.1it is validly organized under the laws of its jurisdiction of incorporation;
1.1.2subject to Section 17.19, it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by it in connection with this Agreement;
1.1.3the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part;
1.1.4it has the full right, power and authority to enter into this Agreement, and to fully perform its obligations hereunder;
1.1.5this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and neither this Agreement nor performance of its obligations hereunder will conflict with any agreement, contract, instrument, understanding or other arrangement, oral or written, to which it is a party or by which it may be bound, nor violate any material Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

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1.1.6it follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and non-disclosure, and requiring its employees, consultants and agents to assign to it any and all inventions and discoveries discovered by such employees, consultants or agents made within the scope of, and during their employment, and only disclosing proprietary and confidential information to Third Parties pursuant to written confidentiality and non-disclosure agreements
1.2Representations and Warranties by Xencor. Xencor represents and warrants to Genentech as of the Execution Date, and covenants, as follows:
1.1.1it owns all rights, title and interest in and to the Patents, as of the Execution Date, as set forth in Exhibit C, and it has unencumbered rights to grant the licenses and rights granted herein to Genentech and it has not granted, and will not grant during the term of this Agreement, any license, right or interest in, to or under the Xencor IP, or any portion thereof, to any Third Party that is inconsistent with the licenses and rights granted to Genentech herein;
1.1.2it has not received any written notice from any Third Party asserting or alleging that the development prior to the Execution Date of the XmAb24306 Product, or of any Targeted Collaboration Constructs or Non-Targeted Collaboration Constructs in existence as of the Execution Date infringed or misappropriated the intellectual property rights of such Third Party;
1.1.3to its knowledge, no person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Xencor IP licensed to Genentech hereunder;
1.1.4it does not have any constructs that contain IL-15, other than the XmAb24306 Product, and certain Non-targeted Collaboration Constructs and Targeted Collaboration Constructs as listed generally in Exhibit D and Exhibit E by reference to the applicable Targets (to the extent applicable);
1.1.5there are no judgments or settlements against or owed by Xencor, and to Xencor’s knowledge, there are no pending or threatened claims, actions, litigation, or arbitration proceedings in each case relating in any way to any Xencor Technology that would adversely affect Genentech’s rights or licenses under this Agreement; and
1.1.6the representations and warranties of Xencor in this Agreement, and the information, documents and materials furnished to Genentech in connection with its period of diligence prior to the Execution Date, do not, to its knowledge, and taken as a whole, (a) contain any untrue statement of a material fact or (b) omit to state any material fact necessary to make the statements or facts contained therein not misleading.
1.3Representations and Warranties by Genentech. Genentech represents and warrants to Xencor as of the Execution Date that (a) it has the right to grant the license and rights herein to Xencor and it has not granted any license, right or interest in, to or under the Genentech IP to any Third Party that is inconsistent with the licenses granted to Xencor under ARTICLE 9 and (b) it has utilized its own scientific, commercial, regulatory and manufacturing expertise and experience to analyze and evaluate the Development, Manufacture and Commercialization of Collaboration Constructs and Collaboration Products.
1.4Mutual Covenants.

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1.1.1No Debarment. In the course of the Research of the Collaboration Constructs, and the Development and Commercialization of the Collaboration Products, neither Party (nor its Affiliates shall use any employee or consultant (including of any (sub)licensee)) who has been debarred or disqualified by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment or disqualification proceedings by any Regulatory Authority.
1.1.2Compliance. Each Party and its Affiliates shall comply in all material respects with all Applicable Laws (including all anti-bribery laws) in the exercise of its rights and performance of its obligations under this Agreement (including the Research of the Collaboration Constructs, and the Development and Commercialization of the Collaboration Products).
1.5No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 13, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF XENCOR OR GENENTECH; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.
1.6No Guarantee of Success. Except as otherwise specifically provided in this Agreement, neither of the Parties makes any representations or warranties, express, implied, statutory or otherwise, concerning the success or potential success of the Development or Commercialization of Collaboration Products.
ARTICLE 14
INDEMNIFICATION; LIABILITY; INSURANCE
1.1Indemnification by Xencor. Xencor shall indemnify and hold Genentech, its Affiliates and their respective officers, directors, agents and employees (“Genentech Indemnitees”) harmless from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) arising out of or in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Claims”) against them arising or resulting from:
1.1.1the negligence, recklessness or willful misconduct of Xencor or any of the Xencor Indemnitees; or
1.1.2the breach of any of the warranties or representations made by Xencor to Genentech under this Agreement, the Pharmacovigilance Agreement or Supply Agreement; or
1.1.3any breach by Xencor of its obligations pursuant to this Agreement, the Pharmacovigilance Agreement or Supply Agreement; or
1.1.4Conduct of any Xencor Studies or related Development for Xencor Studies; or

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1.1.5Research conducted by Xencor (its Affiliates or sublicensees) outside a Research Plan;
except in each case, for those Losses for which Genentech has an obligation to indemnify Xencor pursuant to Section 14.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.
1.2Indemnification by Genentech. Genentech shall indemnify and hold Xencor, its Affiliates, and their respective officers, directors, agents and employees (“Xencor Indemnitees”) harmless from and against any Losses arising, directly or indirectly out of or in connection with any Claims arising under or related to this Agreement against them to the extent arising or resulting from:
1.1.1the negligence, recklessness or willful misconduct of Genentech or any of the Genentech Indemnitees; or
1.1.2the breach of any of the warranties or representations made by Genentech to Xencor under this Agreement, Pharmacovigilance Agreement, or an applicable supply agreement; or
1.1.3any breach by Genentech of its obligations pursuant to this Agreement, Pharmacovigilance Agreement, or an applicable supply agreement; or
1.1.4Development of a Collaboration Product for use in combination with an [***] Combination Agent Controlled by Genentech outside the GDP as permitted under Section 4.2.3; or
1.1.5Commercialization of an [***] Combination Agent Controlled by Genentech for use in combination with a Collaboration Product; or
1.1.6Research conducted by Genentech (its Affiliates or sublicensees) outside a Research Plan; or
1.1.7Research, Development, Manufacture, and Commercialization of any Collaboration Product following the Royalty Conversion Effective Date;
except in each case, for those Losses for which Xencor has an obligation to indemnify Genentech pursuant to Section 14.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.
1.3Indemnification Procedure. If either Party is seeking indemnification under Sections 14.1 or 14.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim. The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 14.1 or 14.2 as to any Claim, pending resolution of the dispute pursuant to ARTICLE 16, the Parties may conduct separate defenses of such Claims,

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with each Party retaining the right to claim indemnification from the other Party in accordance with Section 14.1 or 14.2 upon resolution of the underlying Claim.
1.4Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Losses arising out of or in connection with any Claims) under this ARTICLE 14. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.
1.5Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS 14.1 OR 14.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS HEREUNDER RELATING TO CONFIDENTIALITY, OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
1.6Insurance.
1.1.1Coverage. Each Party shall procure and maintain insurance coverage as set forth in this Section 14.6 at its own cost; provide however each Party has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage.
(a)Each Party shall maintain commercial general liability (“CGL”) insurance, including contractual liability, combined single limit for bodily injury and property damage liability, in the minimum amount per occurrence of: (A) [***] commencing as of the Execution Date; (B) [***] commencing at least [***] prior to any period during which a Party (or its sublicensees) is conducting a clinical trial with any Collaboration Product; and (C) [***] commencing at least [***] prior to any period during which a Party (or its sublicensees) is selling any Collaboration Products.
(b)Each Party shall maintain products liability insurance or clinical trial insurance as applicable, including contractual liability, combined single limit for bodily injury and property damage liability, in the minimum amount of: (A) [***] commencing at least [***] prior to any period during which a Party (or its sublicensees) is conducting a clinical trial with any Collaboration Product and (B) [***] commencing at least [***] prior to any period during which a Party (or its sublicensees) is selling any Collaboration Products.
(c)Each Party shall maintain (i) workers’ compensation insurance according to applicable law and (ii) employers’ liability insurance, in the minimum amount of [***]. Each Party agrees to waive its right of subrogation with respect to any workers’ compensation claim.
1.1.2Additional Requirements. Except to the extent that a Party self-insures, the following provisions shall apply:
(a)All insurance coverage shall be primary insurance with respect to each Party’s own participation under this Agreement and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-XII.

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(b)Each Party shall name the other Party as an additional insured under its CGL and Products Liability insurance policies.
(c)The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, such Party shall maintain the insurance coverage for at least [***] after such Party completes performance of its obligations under this Agreement.
(d)On request, each Party shall provide to the other Party certificates of insurance evidencing the insurance coverage required under this Section 14.6. Each Party shall provide to the other Party at least [***] prior written notice of any cancellation, nonrenewal or material change in any of the required insurance coverages.
(e)The insurance coverage required pursuant to this Section 14.6 shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this ARTICLE 14.
ARTICLE 15
TERM; TERMINATION
1.1Term. The term of this Agreement (the “Term”) shall commence upon the Effective Date and, unless earlier terminated as set forth in Section 15.2 below, continue in full force and effect, on a country-by-country and Collaboration Product-by-Collaboration Product basis, until there is no remaining payment obligation hereunder from Genentech to Xencor with respect to such Collaboration Product (whether royalty or profit sharing), at which time this Agreement shall expire with respect to such Collaboration Product in such country. The Term shall expire on the date this Agreement has expired in its entirety with respect to all Collaboration Products in all countries in the Territory.
1.2Termination.
1.1.1Termination by Genentech for Convenience. At any time, Genentech may terminate this Agreement for convenience (i) in its entirety, or (ii) with respect to a particular Collaboration Product or (iii) with respect to all Collaboration Products and Collaboration Constructs directed to a particular Research Target (which termination under this subclause (iii) would effect a termination of all Research and Development under this Agreement with respect to such Research Target), by providing written notice of termination to Xencor pursuant to this Section 15.2.1, which notice includes an effective date of termination as follows:
(a)[***] after the date of the notice if such notice is prior to Initiation of a Phase 1 Study for a relevant Collaboration Product hereunder;
(b)[***] after the date of notice if such notice is prior to Regulatory Approval but after Initiation of a Phase 1 Study of a relevant Collaboration Product hereunder; or
(c)[***] after the date of notice if such notice is after receipt of Regulatory Approval of a relevant Collaboration Product hereunder; provided, that, the Parties will each use their respective Commercially Reasonable Efforts to accomplish the activities described in Section 15.3 during such [***] period and, if accomplished, the Parties may agree in writing to an earlier effective date of termination.
1.1.2Termination by Either Party for Material Breach. Either Party may terminate this Agreement (i) in its entirety, or (ii) with respect to one or more particular Collaboration Products, if such Party believes in good faith that the other Party is in material breach of this obligations under this Agreement, in its entirety, or with respect to such Collaboration Product,

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respectively, by providing written notice of termination to the other Party pursuant to this Section 15.2.2, as follows: For all material breaches, other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have ninety (90) days from receipt of such notice to dispute or cure such breach; provided, that if such breach is not capable of being cured within such ninety (90)-day period, the cure period shall be extended for such amount of time that the Parties may agree in writing is reasonably necessary to cure such breach, so long as (a) the breaching Party is making diligent efforts towards curing the breach, and (b) the Parties agree on an extension within such ninety (90)-day period. For any material breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have thirty (30) days from receipt of the notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement in its entirety or with respect to a Collaboration Product, as applicable, effective on written notice of termination to the other Party. Notwithstanding anything to the contrary herein, if the allegedly breaching Party in good faith disputes (i) whether a breach is material or has occurred, or (ii) the alleged failure to cure or remedy such material breach, and provides written notice of that dispute to the other Party within the applicable period set forth above, then the matter shall be addressed under the dispute resolution provisions in ARTICLE 16, and the Party seeking to terminate this Agreement for breach may not so terminate this Agreement until it has been determined under this ARTICLE 15 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within ninety (90) days (or such longer cure period as determined by the arbiter of such dispute resolution) after the conclusion of that dispute resolution procedure. For clarity, if such material breach relates solely to a particular Collaboration Product(s), the non-breaching Party shall have the right to terminate the Agreement under this Section only with respect to such Collaboration Product(s).
1.1.3Termination by Either Party for Insolvency or Bankruptcy. Either Party may terminate this Agreement, in its entirety, effective on written notice pursuant to this Section 15.2.3 to the other Party upon the liquidation, dissolution, winding-up, insolvency, bankruptcy, or filing of any petition therefor, appointment of a receiver, custodian or trustee, or any other similar proceeding, by or of the other Party where such petition, appointment or similar proceeding is not dismissed or vacated within ninety (90) days an where such petition, appointment or similar proceeding is not a part of any bona fide reorganization of a Party or its Affiliates. All rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code or any foreign equivalents thereof (as used in this Section 15.2.3, “Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each Party in its capacity as a licensor hereunder agrees that, in the event of the commencement of bankruptcy proceedings by or against such bankrupt Party under Title 11, (a) the other Party, in its capacity as a licensee of rights under this Agreement, shall retain and may fully exercise all of such licensed rights under this Agreement (including as provided in this Section 15.2.3) and all of its rights and elections under Title 11 and (b) the other Party shall be entitled to a complete duplicate of all embodiments of such intellectual property, and such embodiments, if not already in its possession, shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i), immediately upon the rejection of this Agreement by or on behalf of the bankrupt Party.
1.1.4Termination for Cessation.
(a)Xencor may terminate this Agreement with respect to a particular Collaboration Product by providing written notice of termination to Genentech pursuant to this Section 15.2.4 (a “Cessation Notice”), if all of the following conditions are met:
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(i)at least [***] have elapsed since the [***] for such Collaboration Product ([***], if the Collaboration Product at issue is XmAb24306),
(ii)the projected aggregate spend by the Parties (whether or not such spend is shared by the Parties in accordance with Section 8.4) for the immediately preceding Calendar Year as of such date of the Cessation Notice for Research, Development and Commercialization activities (including Manufacturing activities) with respect to such Collaboration Product, alone or in combination with a Combination Agent, [***],
(iii)Xencor provided written notice to Genentech no later than [***] prior to the end of such Calendar Year of its reasonable anticipation of [***] on such activities during such Calendar Year,
(iv)notwithstanding the notice provided by Xencor pursuant to Section 15.2.4(a)(iii), by the end of such Calendar Year, the [***] during such Calendar Year in conducting Research, Development and Commercialization activities (including Manufacturing activities) with respect to such Collaboration Product,
(v)the Parties’ failure to [***], and
(vi)Xencor has not previously provided Genentech a Cessation Notice with respect to the same Calendar Year.
(b)Within [***] of receipt of a Cessation Notice electing termination under this Section 15.2.4 (which notice must specifically reference this Section 15.2.4 and the Collaboration Product that Xencor is seeking to terminate), if Genentech believes that one or more of the requirements set forth in Section 15.2.4(a) above has not been met, then Genentech may challenge the validity of Xencor’s Cessation Notice by providing written notice to Xencor thereof and such challenge shall be resolved pursuant to Expedited Dispute Resolution Procedure set forth in Exhibit B. If Genentech challenges a Cessation Notice, Xencor’s election to terminate shall be void and have no effect except as set forth in 15.2.4(c).
(c)If Xencor’s Cessation Notice is not challenged by Genentech or if the result of the Expedited Dispute Resolution Procedure set forth in Exhibit B is a determination that all of the requirements set forth in Section 15.2.4(a) have been met, then this Agreement shall terminate with respect to the Collaboration Product effective following the [***] after receipt of such Cessation Notice identified in Xencor’s notice of election and such Collaboration Product shall thereafter be a Termination Product hereunder.
(d)Notwithstanding the foregoing, within [***] of the receipt of a Cessation Notice with respect to a particular Collaboration Product, Genentech may elect to retain control of such Collaboration Product [***] following the date of such Cessation Notice by notifying Xencor in writing of its intent to do so within such [***] period and [***] no more than thirty (30) days after delivery of such notice. If Genentech so elects to retain control of such Collaboration Product, Xencor shall not have the right to terminate the Agreement with respect to such Collaboration Product pursuant to this Section 15.2.4 during such thirty [***]. [***], Xencor shall have the right to terminate the Agreement with respect to such Collaboration Product pursuant to this Section 15.2.4 to the extent the requirements set forth in Section 15.2.4 have been satisfied.
1.3Effects of Expiration or Termination.
1.1.1Partial Termination. If this Agreement is terminated with respect to (a) one or more Collaboration Products, or (b) all Collaboration Products and Collaboration Constructs

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directed to a particular Research Target (as applicable “Termination Subject Matter”), but is not terminated in its entirety, then this Section 15.3 and Section 15.4 shall only apply to the Termination Subject Matter that are subject of such termination and this Agreement shall otherwise continue in accordance with its terms and conditions.
1.1.2Continuation of Genentech’s Sublicenses. Upon termination by Xencor of this Agreement, in its entirety, or with respect to Termination Subject Matter, under Section 15.2.2 or 15.2.3, any existing sublicense (other than to an Affiliate) granted by Genentech under this Agreement, in its entirety, or with respect to Termination Subject Matter, as applicable, shall continue in full force and effect, provided that the sublicensee (a) is not in breach of this Agreement (including not causing the breach that gave rise to a termination under Section 15.2.2), and (b) agrees in writing to be bound by all the terms and conditions of this Agreement that are applicable to such sublicensee, including rendering directly to Xencor all payments and other obligations due to Xencor related to such sublicense; provided further that (i) the scope of any such surviving sublicense, or any surviving rights for sublicensee under such sublicense, are not broader than (1) the rights granted by Xencor to Genentech under this Agreement, or (2) the rights granted by Genentech to such sublicensee under sublicense agreement between such sublicensee and Genentech and (ii) Xencor is not obligated to assume any obligations under such sublicense that are greater than the obligations contained within this Agreement.
1.1.3Accrued Rights and Obligations. Expiration or termination of this Agreement in its entirety, or with respect to Termination Subject Matter, for any reason shall not release either Party hereto from any liability which, as of the effective date of such expiration or termination, had already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to the effective date of such expiration or termination.
1.1.4Destruction of Confidential Information. It is understood and agreed, that each receiving Party shall have a continuing right to use Confidential Information of the disclosing Party and Program Confidential Information under any surviving licenses pursuant to this ARTICLE 15. Subject to the foregoing, following expiration or any early termination of this Agreement, in its entirety, the receiving Party shall destroy (at the disclosing Party’s written request) all, Confidential Information of the disclosing Party in its possession as of the effective date of expiration (with the exception of one copy of such Confidential Information, which may be retained by the receiving Party to confirm compliance with the non-use and non-disclosure provisions of this Agreement), and any applicable Confidential Information of the disclosing Party contained in its laboratory notebooks or databases, provided that the receiving Party may retain and continue to use the applicable disclosing Party’s Confidential Information to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement.
1.1.5Licenses. Upon termination of this Agreement by either Party, other than pursuant to Sections 15.2.3 or 15.3.7, (a) all rights and licenses granted to Xencor under ARTICLE 9 shall terminate, in its entirety, or with respect to the Termination Subject Matter, as applicable, as of the effective date of such termination, and (b) all rights and licenses granted to Genentech under ARTICLE 9 shall terminate, in its entirety, or with respect to the Termination Subject Matter, as applicable, as of the effective date of such termination.
1.1.6Inventory at Termination. In the event that the licenses under ARTICLE 9 terminate with respect to a particular Collaboration Product, Genentech, its Affiliates and its sublicensees shall have, [***] following such termination, the right to sell or otherwise dispose of all inventory of such Collaboration Products in all countries then in its stock, subject to Section 8.4 of this Agreement, and any other applicable provisions of this Agreement, and

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Xencor covenants not to sue Genentech or its Affiliates or sublicensees for infringement under any of the Patents that were licensed from Xencor to Genentech under this Agreement immediately prior to such termination with respect to such activities conducted by Genentech or its Affiliates or sublicensees pursuant to this Section 15.3.6.
1.1.7Transfer Agreement; Termination Products. In the event of termination of this Agreement with respect to a particular Collaboration Product that is a Termination Product, by either Party pursuant to Section 15.2.2, or by Genentech pursuant to Section 15.2.1, or by Xencor pursuant to Section 15.2.4, in addition to the other provisions of this Section 15.3, upon such termination the following terms of this Section 15.3.7 shall apply:
(a)Genentech shall, [***] following the effective date of the applicable termination, provide copies to Xencor of (i) [***] and (ii) [***] ((i) and (ii) collectively, the “Data Package”);
(b)Xencor shall have the right, following delivery of the Data Package from Genentech to Xencor, for [***] to negotiate in good faith with Genentech the terms (the “Transfer Agreement”) under which (i) Genentech will transition to Xencor the activities relating to the Termination Product (e.g., transitioning of any ongoing Clinical Studies) (ii) [***]; and (iii) [***]; provided, that, Xencor may provide notice to Genentech that Xencor does not desire to continue any one or more of such activities, in which case Genentech will be responsible for winding-down any such activities that Xencor does not desire to assume in accordance with Applicable Laws and industry standards. If the Parties are unable to agree on the terms of the Transfer Agreement within such period, Xencor may submit such dispute to baseball style arbitration for resolution as provided in Section 15.5 below;
(c)[***] (subject to Section 15.4), [***]; (ii) if a Competitive Change in Control of Xencor has occurred prior to such termination, then such license grant shall automatically terminate as of the effective date of the Competitive Change in Control; provided, that any entity that acquires Xencor through such Competitive Change in Control and assumes Xencor’s rights and obligations under this Agreement shall have the right to negotiate a license to the Reversion Technology (and other intellectual property Controlled by GNE); and (iii) Xencor shall not sell, assign, or otherwise transfer, in whole or in part, its rights under the foregoing license to a Termination Product to a Third Party. Xencor shall compensate Genentech, as consideration for the foregoing license grant, [***]. Without limiting the foregoing, Xencor shall not develop, manufacture or have manufactured, use, commercialize or otherwise exploit any Terminations Product that is subject to the foregoing license grant that specifically and intentionally binds to the same Research Target as any Collaboration Construct or Collaboration Product in Research or Development pursuant to this Agreement until such time as such Research Target is no longer being Researched or Developed under this Agreement by or on behalf of Genentech, its Affiliates or sublicensees.
1.1.8Survival. Except as expressly set forth under this Article 15, upon the expiration or termination of this Agreement in its entirety or with respect to a particular Termination Subject Matter, all rights and obligations of the Parties under this Agreement shall terminate in its entirety or with respect to such Termination Subject Matter, as applicable. In addition to any provisions specified in this Agreement as surviving under the applicable circumstances, the following provisions shall survive expiration or termination of this Agreement in accordance with the terms therein: [***].
1.4Manufacturing Limitations. Under the Transfer Agreement, Xencor shall be responsible (at its cost) for manufacturing the Terminated Product for clinical use and commercial sale; provided, however, that manufacture of the Terminated Product shall only be conducted by a Third Party contract development and manufacturing organization approved in

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advance by Genentech, such approval not to be unreasonably withheld or delayed (the “Authorized CDMO”); provided, that Authorized CDMOs shall include any manufacturing organization being used by Genentech to manufacture any Termination Product. Alternatively, upon Xencor’s written request, Genentech shall designate an Authorized CDMO to make the Terminated Product on behalf of Xencor. Xencor shall enter into a manufacturing supply agreement with the Authorized CDMO and shall be responsible for all costs and other obligations related to the manufacture and supply of the Terminated Product by the Authorized CDMO to Xencor. If a Terminated Product is being manufactured (whether for clinical use or commercial scale) by Genentech (and not by a CMO) at the time of such termination, the Parties shall also negotiate in good faith the terms and timelines under which Genentech would continue to manufacture such Terminated Product until a manufacturing transfer to an Authorized CDMO has been completed, and GNE will use commercially reasonable efforts to accommodate Xencor’s supply demands; provided, that the Terminated Product shall be supplied by Genentech to Xencor at the Cost of Manufacture plus [***] for the first [***] following the effective date of Termination and plus [***] for the [***] following the effective date of Termination and all years thereafter. Each Party will use commercially reasonable efforts to effect the manufacturing transfer to the Authorized CDMO as quickly as possible.
1.5Baseball Style Arbitration. If the Parties are unable to agree on the terms of the Transfer Agreement under Section 15.3.7, or the various financial terms that are subject to resolution in accordance with this Section 15.5, the applicable Party may submit such dispute to arbitration for resolution in accordance with the following provisions:
1.1.1The applicable Party shall notify the other Party of its decision to initiate the arbitration proceeding pursuant to this Section 15.5 through written notice to such other Party;
1.1.2Within ten (10) days following the receiving Party’s receipt of such notice, each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator. All three (3) arbitrators shall serve as neutrals and have at least ten (10) years of (i) dispute resolution experience (which may include judicial experience) or (ii) legal or business experience in the biotech or pharmaceutical industry. In any event, at least one (1) arbitrator shall satisfy the foregoing experience requirement under clause (ii). If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third arbitrator, the necessary appointment shall be made in accordance with the Rules. Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator;
1.1.3Within ten (10) days of its appointment, the panel shall set a date for the arbitration, which date shall be no more than sixty (60) days after the date the arbitration is demanded under Section 15.5.1;
1.1.4The arbitration shall be “baseball-style” arbitration; accordingly, at least fourteen (14) days prior to the arbitration, each Party shall provide the panel with a written agreement on the terms of the Transfer Agreement (or, if the dispute relates to other financial terms in this Agreement, then those financial and related terms) suggested by such Party. Such written agreement may be no more than one hundred (100) pages, and must clearly provide and identify the Party’s position with respect to the disputed matter;
1.1.5After receiving both Parties’ written agreements, the panel will distribute each Party’s written agreement to the other Party. Seven (7) days in advance of the arbitration, the Parties shall submit and exchange response briefs of no more than fifteen (15) pages. The Parties’ briefs may include or attach relevant exhibits in the form of documentary evidence, any other material voluntarily disclosed to the other Party in

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advance, or publicly available information. The Parties’ briefs may also include or attach demonstratives or expert opinion based on the permitted documentary evidence;
1.1.6The arbitration shall consist of a one (1) day hearing of no longer than eight (8) hours, such time to be split equally between the Parties, in the form of presentations by counsel or employees and officers of the Parties. No live witnesses shall be permitted except expert witnesses whose opinions were provided with the Parties’ briefs;
1.1.7No later than fifteen (15) days following the arbitration, the panel shall issue its written decision. The panel shall select one Party’s written agreement as its decision, and shall not have the authority to render any substantive decision other than to select the written agreement submitted by either Genentech or Xencor. The panel shall have no discretion or authority with respect to modifying the positions of the Parties. The panel’s decision shall be final and binding on the Parties and the written agreement selected by the panel shall constitute a binding agreement between the Parties that may be enforced in accordance with its terms. Each Party shall bear its own costs and expenses in connection with such arbitration, and shall share equally the panel’s fees and expenses;
1.1.8The violation of one of the time limits prescribed in this Section 15.5 by the panel shall not affect the panel’s competence to decide on the subject matter, and shall not affect the final and binding decision rendered by the panel, unless otherwise agreed by the Parties; and
1.1.9The above “baseball-style” arbitration shall be the exclusive remedy of either Party if the Parties cannot agree on the agree on the terms of the Transfer Agreement, or the various financial terms that are subject to resolution in accordance with this Section 15.5.
1.6Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.
ARTICLE 16
DISPUTE RESOLUTION
1.1Disputes. Xencor and Genentech recognize that a dispute, controversy or claim of any nature whatsoever arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, (each, a “Dispute”) may from time to time arise during the Term. Unless otherwise specifically recited in this Agreement, such Disputes between Xencor and Genentech will be resolved as recited in this ARTICLE 16. In the event of the occurrence of such a Dispute, the Parties shall first refer such Dispute to their respective Alliance Managers for attempted resolution by such Alliance Managers within [***] after such referral. If such Dispute is not resolved within such [***] period, either Xencor and Genentech may, by written notice to the other, have such Dispute referred to their respective officers designated below, or their respective designees, for attempted resolution within [***] after such notice is received. Such designated officers are as follows:
For Genentech –     [***]
For Xencor –         [***]
In the event the designated officers, or their respective designees, are not able to resolve such dispute within [***] of such other Party’s receipt of such written notice, either Party may initiate

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the dispute resolution procedures set forth in Section 16.2. The Parties agree that any discussions between such executives (or their designees) regarding such Dispute do not constitute settlement discussions, unless the Parties agree otherwise in writing; provided that the Parties agree any such Dispute and related discussions shall be treated as Confidential Information of both Parties under this Agreement.
Notwithstanding the foregoing, Disputes shall not include any disagreements solely about decisions for which one Party has final decision-making authority under this Agreement, including under ARTICLE 2.
1.2Arbitration.
1.1.1Rules. Except as otherwise expressly provided in this Agreement, the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 16.1 shall be resolved through binding arbitration conducted by JAMS in accordance with the then prevailing JAMS Comprehensive Arbitration Rules and Procedures (for purposes of ARTICLE 16, the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 17.5.
1.1.2Arbitrators; Location. Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator. All three (3) arbitrators shall serve as neutrals and have at least ten (10) years of (i) dispute resolution experience (which may include judicial experience) or (ii) legal or business experience in the biotech or pharmaceutical industry. In any event, at least one (1) arbitrator shall satisfy the foregoing experience requirement under clause (ii). If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third arbitrator, the necessary appointments shall be made in accordance with the Rules. Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator. The arbitration proceedings shall be conducted in San Francisco, California.
1.1.3Procedures; Awards. Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may deem any party as “necessary.” The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [***] after conclusion of the hearing, unless otherwise agreed by the Parties. Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement. Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.
1.1.4Costs. The “prevailing” Party, as determined by the arbitrators, shall be entitled to (a) its share of fees and expenses of the arbitrators and (b) its attorneys’ fees and associated costs and expenses. In determining which Party “prevailed,” the arbitrators shall consider (i) the significance, including the financial impact, of the claims prevailed upon and (ii) the scope of claims prevailed upon, in comparison to the total scope of the claims at issue. If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties (1) share equally the fees and expenses of the arbitrators and (2) bear their own attorneys’ fees and associated costs and expenses.

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1.1.5Interim Equitable Relief. Notwithstanding anything to the contrary in Section 16.2, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in ARTICLE 16, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the opportunity of the arbitrators to review the decision under Section 16.2. Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.
1.1.6Protective Orders; Arbitrability. At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitrators shall have the power to decide all questions of arbitrability.
1.3Subject Matter Exclusions. Notwithstanding the provisions of Section 16.2, any Dispute not resolved internally by the Parties pursuant to Section 16.1 that involves the validity, infringement or enforceability of a Patent included in a license granted in this Agreement (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants reside; and (b) that is issued in any other country (or region) shall be brought before an appropriate regulatory or administrative body or court in that country (or region), and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.
1.4Continued Performance. Provided that this Agreement has not terminated, the Parties agree to continue performing under this Agreement in accordance with its provisions, pending the final resolution of any Dispute.
ARTICLE 17
MISCELLANEOUS
1.1Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.
1.2Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder (a) in whole or in part to an Affiliate of such Party, or (b) in whole to its successor-in-interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction (a “Sale Transaction”); provided that the assigning Party shall promptly provide written notice to the other Party of any such assignment. Any attempted assignment not in accordance with this Section 17.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its

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assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. Notwithstanding anything to the contrary in this Agreement, in the event of a Sale Transaction whereby a Party is acquired (including in connection with a Change in Control), the intellectual property rights of the acquiring party in such a Sale Transaction (together with any entities that were affiliates of such Third Party immediately prior to such acquisition) shall not be included in the intellectual property licensed hereunder or otherwise subject to this Agreement.
1.3Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
1.4Notices. All notices which are required or permitted hereunder shall be in writing, shall specifically refer to this Agreement, and shall be sufficient if delivered personally, sent by facsimile (or a PDF image delivered by email) (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to Xencor:
Xencor, Inc.
465 North Halstead Street, Suite 200
Pasadena, CA 91107
Attn:    Chief Executive Officer
Fax:    [***]

If to Genentech:
Genentech, Inc.
[***]
with a copy to (which shall not constitute notice):
Genentech, Inc.
[***]
If to Roche:
F. Hoffmann-La Roche Ltd
c/o Genentech, Inc.
[***]
with a copy to (which shall not constitute notice):
F. Hoffmann-La Roche Ltd
[***]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. For clarity, notice to Genentech shall require notice to both GNE and Roche. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile (or a PDF image delivered by email) on a

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Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) Business Day following the date of mailing, if sent by mail.
1.5Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the patent laws of the United States without reference to any rules of conflict of laws. The Parties hereby exclude from this Agreement the application of the United Nations Convention on Contracts for the International Sale of Goods.
1.6Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder as of the Royalty Conversion Effective Date. This Agreement shall be effective from and after the Royalty Conversion Effective Date and as of the Royalty Conversion Effective Date, supersedes the Original Agreement (including the First Amendment and the Second Amendment). Notwithstanding the foregoing, the Original Agreement (as amended in the First Amendment and Second Amendment) remains in effect in accordance with its terms with respect to the period between the Execution Date and the Royalty Conversion Effective Date. This Agreement shall not release any Party from any liability which, as of prior to the Royalty Conversion Effective Date, had already accrued to such Party or which is attributable to a period prior to the Royalty Conversion Effective Date, nor preclude any Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based on any event occurring prior to the Royalty Conversion Effective Date. For clarity, the provisions of the Original Agreement shall survive after the Royalty Conversion Effective Date for purposes of such accrued obligations, liabilities, rights and remedies. Nothing herein shall constitute a termination of the Original Agreement. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of each Party. The Parties agree that, effective as of the Effective Date, that the Mutual Confidentiality Agreement, effective as of May 18, 2018, by and between GNE and Xencor shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement. The foregoing shall not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.
1.7Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
1.8Independent Contractors. Xencor and Genentech are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Xencor nor Genentech shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party. It is expressly agreed that each Party shall solely act in its own name when dealing with any Third Party.
1.9Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

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1.10Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Law.
1.11No Third Party Rights. The Parties do not intend that any term of this Agreement should be enforceable by any person or entity who is not a Party.
1.12Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted this Agreement or authorized the ambiguous provision.
1.13Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating “but not limited to” or “without limitation”; (b) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, including the Exhibits; (c) the word “law” or “laws” means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment, injunction, mandate or other legally binding requirement of a governmental authority (including a court, tribunal, agency, legislative body or other instrumentality of any (i) government or country or territory, (ii) any state, province, county, city or other political subdivision thereof, or (iii) any supranational body); (d) all references to the word “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature; (e) all references to “sublicensees” shall include all sublicensees of sublicensees through multiple tiers of sublicensing; (f) the singular shall include the plural and vice versa; and (g) the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever any matter hereunder requires consent or approval, such consent or approval (which shall be in writing) shall not be unreasonably withheld, conditioned, or delayed (and regardless of whether the litany unreasonably withheld, conditioned, or delayed appears in its entirety, not at all, or only in part), unless otherwise specified.
1.14Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.
1.15Change in Control of Xencor. Xencor shall notify Genentech in writing promptly of the closing of any Competitive Change in Control of Xencor (such notice, a “Change in Control Notice”).
1.16Actions of Affiliates. Genentech may exercise its rights or perform its obligations under this Agreement personally or through one or more Affiliates, provided that Genentech shall nonetheless be primarily liable for the performance of its Affiliates and for any failure by its Affiliates to comply with the restrictions, limitations and obligations set forth in this Agreement. Further, each of GNE and Roche will be jointly and severally liable for any performance or non-performance of Genentech hereunder, and each of GNE and Roche hereby expressly waive any requirement that Xencor exhaust any right, power or remedy, or proceed against either GNE or Roche in particular, for any obligation or performance of Genentech hereunder prior to proceeding directly against either or both of GNE or Roche.
1.17Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

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1.18Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows – the rest of this page intentionally left blank.]

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IN WITNESS WHEREOF, each of Xencor, Genentech and Roche, intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of November 14, 2023.

Xencor, Inc. By: [***] Name: [***] Title: [***]	Genentech, Inc. By: [***] Name: [***] Title: [***]
F. Hoffmann-La Roche Ltd By: [***] Name: [***] Title: [***] and By: [***] Name: [***] Title: [***]

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Exhibit A
Excluded Patents
[***]

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Exhibit B
EXPEDITED DISPUTE RESOLUTION PROCEDURE

[***]

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Exhibit C
Xencor Patents
[***]

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Exhibit D

Non-targeted Collaboration Constructs

[***]

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EXHIBIT E

Targeted Collaboration Constructs

[***]

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EXHIBIT F

[***]

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EXHIBIT G

Language for Securities Filing Disclosure

On November ___, 2023, the Company entered into an Amended and Restated Collaboration and License Agreement (the “New Collaboration Agreement”) with Genentech, Inc., a Delaware corporation, having its principal place of business at 1 DNA Way, South San Francisco, California 94080 (“GNE”), and F. Hoffmann-La Roche Ltd, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“Roche”) (GNE and Roche, collectively, “Genentech”). The New Collaboration Agreement is effective as of June 1, 2024 (the “Effective Date”) and, as of that date, will replace the current Collaboration and License Agreement between the Company and Roche which was entered into on February 4, 2019 (the “Original Collaboration Agreement”). The Original Collaboration Agreement will remain effective for the period between February 4, 2019 and the Effective Date.

The Company has exercised its option under the Original Collaboration Agreement to convert its current development cost and profit-sharing arrangement with Genentech into a royalty and milestone payment financial arrangement (the “Royalty Conversion”). Pursuant to the terms of the New Collaboration Agreement, the Company and Genentech have agreed on the financial and other terms to implement the Royalty Conversion. Pursuant to the Royalty Conversion, in connection with any program under the Original Collaboration Agreement, including XmAb306 (RO7310729), the Company will be entitled to receive tiered royalties on a product-by-product and country-by-country basis ranging from low double-digit to mid-teens percentages. The Company will also be entitled to receive up to $600 million in milestones, including $115 million in development milestones, $185 in regulatory milestones and $300 million in sale-based milestones.

Pursuant to the terms of the New Collaboration Agreement, after the Effective Date, Genentech will assume sole responsibility over all clinical, regulatory, and commercial activities.

The descriptions of the contractual arrangements contained herein do not purport to be complete and are qualified in their entirety by reference to the copy of the actual agreement which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2023.